SECURITIES AND
EXCHANGE
COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2015

Commission File

Number 333-193565

Greenpro Capital Corp.

(Exact name of registrant issuer as
specified in its charter)

Nevada	98-1146821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2201, 22/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong

(Address of principal executive
offices, including zip code)

Registrant’s phone number, including area code (852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses.  Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language.  Our actual results may differ significantly from those projected in the forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections “Description of Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  You should carefully review the risks described in this Current Report on Form 8-K and in other documents we file from time to time with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the “Company,” “Greenpro,” “we,” “us” or “our” are to Greenpro Capital Corp. on a consolidated basis.

Item 1.01	Entry Into A Material Definitive Agreement

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of Greenpro Resources Limited.

On July 29, 2015, Greenpro Capital Corp. (“GRNQ”), and Greenpro Resources Limited, a British Virgin Islands corporation and affiliate of GRNQ, (“GRBV”) entered into an Amended and Restated Sale and Purchase Agreement (the “GRBV Purchase Agreement”), pursuant to which GRNQ acquired 100% of the issued and outstanding securities of GRBV (the “Acquisition”). As consideration thereof, GRNQ agreed to issue to the shareholders of GRBV 9,070,000 restricted shares of GRNQ’s common stock (valued at $3,174,500 based on the average closing price of the six trading days preceding July 28, 2015 of $0.35 per share) and pay US$25,500 in cash, representing an aggregate purchase price of US$3,200,000. The purchase price was determined based on the existing business value of GRBV, carrying value of GRBV properties, brand names of GRBV and settlement of GRBV founder initial investment. The Acquisition was completed on July 31, 2015. The foregoing description of the GRBV Purchase Agreement is summary in nature and is qualified in its entirety by a copy of the GRBV Acquisition Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

GRBV provides corporate advisory services such as tax planning, cross-border listing solution and advisory, and transaction services. It also owns real estate in Selangor Darul Ehsan, Malaysia and Kuala Lumpur, Malaysia that are currently being operated as investment properties. Through our acquisition of GRBV, we hope to expand our customer and revenue base as well as broaden the range of services we offer.

Lee Chong Kuang, our Chief Executive Officer, President and director, is also the Chief Executive Officer, President and director of GRBV. Mr. Lee holds 44.6% of our issued and outstanding securities and 50% of the issued and outstanding securities of GRBV. Gilbert Loke Che Chan, our Chief Financial Officer, Secretary, Treasurer and director, is also the Chief Financial Officer and director of GRBV. Mr. Loke holds 44.6% of our issued and outstanding securities and 50% of the issued and outstanding securities of GRBV. Upon the consummation of the Acquisition, Messrs. Lee and Loke collectively received US$25,500 in cash and 9,070,000 shares of our restricted common stock.

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CORPORATE HISTORY

Overview

We were incorporated on July 19, 2013 in the state of Nevada under the name Greenpro, Inc.. On May 6, 2015, we changed our name to Greenpro Capital Corp.. Our principal executive office is currently located at Suite 2201, 22/F, Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong. Our principal telephone number at such location is + (852) 3111 -7718. Our website is at: http://www.greenprocapital.com. and information contained on our web site is not part of this Current Report on Form 8-K or our other filings with the Securities and Exchange Commission (“SEC”).

We currently operate and provide a wide range of business solution services varying from cloud system solution, financial consulting services and corporate accounting services to small and medium-size businesses located in Asia, with an initial focus on Hong Kong, China and Malaysia. Our comprehensive range of services cover cloud accounting solutions, cross-border business solutions, record management services, and accounting outsourcing services. With our acquisition of GRBV, we broadened our offering of cross border business services to include, among other services, tax planning, trust and wealth management, cross border listing advisory services and transaction services. We hope to develop a package solution of services (“Package Solution”) that will build a cloud solution into traditional accounting services. By using a Package Solution, we believe that we can assist our clients to reduce their business costs and improve their revenues.

We operate our business through our subsidiaries as set forth below:

Name	Business
Greenpro Capital Corp. (Nevada, USA)	Provides cloud system resolution, financial consulting services and corporate accounting services
Greenpro Resources Limited (British Virgin Islands)	Holding company
Greenpro Holding Limited (Hong Kong)	Holds life insurance products
Greenpro Resources (HK) Limited (Hong Kong)	Holds Greenpro intellectual property and currently holds six trademarks and applications thereof
Greenpro Resources Sdn. Bhd. (Malaysia)	Holds real property usable as offices in Malaysia
Greenpro Management Consultancy (Shenzhen) Limited (China)	Provides corporate advisory services such as tax planning, cross-border listing solution and advisory, transaction services in China
Greenpro Financial Consulting Limited (Belize)	Provides corporate advisory services such as tax planning, cross-border listing solution and advisory, transaction services
Greenpro Global Advisory Sdn. Bhd. (Malaysia)	Provides business advisory services

Our Proposed Venture Capital Business

In the near future, we hope to enter the venture capital business in Hong Kong with a focus on companies located in Asia and Southeast Asia including Hong Kong, Malaysia, China, Thailand, and Singapore. We expect our venture capital business segment to focus on establishing a business incubator for start-up and high growth companies to support them during their critical growth periods and investing in select start-up and high growth companies. We expect to enter into this business segment through acquisition.

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Our corporate structure after the Acquisition is set forth below.

Greenpro Capital Corp.
(Nevada)
Greenpro Resources Limited
(BVI)
Greenpro Holding Limited
(Hong Kong)
Greenpro Financial
Consulting Limited
(Belize)
Greenpro Resources (HK)
Limited
(Hong Kong)
Greenpro Global Advisory
Sdn. Bhd.
(Malaysia)
Greenpro Resources Sdn.
Bhd.
(Malaysia)
Greenpro Management
Consultancy (Shenzhen)
Limited (China)

Name Change

On May 6, 2015, we changed our name from Greenpro, Inc. to Greenpro Capital Corp. to facilitate our re-branding efforts and develop and enhance our business.

Effective July 21, 2015, our Board of Directors approved a change in the Company’s fiscal year end from October 31 to December 31.  The change is intended to improve comparability with industry peers.  As a result of the change, we will have a November 2014 fiscal month transition period, the results of which were separately reported in the Company’s Quarterly Report on Form 10-QT covering the period from November 1, 2014 through December 31, 2014, and will be reported in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2015.  Following the filing of the transitional quarterly report for the November 2014 fiscal month, the Company began reporting on a calendar year schedule with financial results of the quarter ended September 30, 2015, reported on a Quarterly Report on Form 10-Q in November 2015.

On July 31, 2015, we consummated the acquisition of GRBV, as more fully set forth above.

Agreement to Acquire A&G International Limited

On July 31, 2015, GRNQ and Ms. Yap Pei Ling, a 100% shareholder of A&G International Limited, a Belize corporation (“A&G”), entered into a Sale and Purchase Agreement (the “A&G Purchase Agreement”), pursuant to which GRNQ agreed to acquire 100% of the issued and outstanding securities of A&G. As consideration therefor, GRNQ agreed to issue to the shareholder of A&G 1,842,000 restricted shares of GRNQ’s common stock, representing an aggregate purchase price of $957,840 based on the average closing price of the ten trading days preceding July 31, 2015 of $0.52 per share. The purchase price was determined based on the existing business value generated from A&G. The foregoing description of the A&G Purchase Agreement is a summary only and is qualified in its entirety by the copy of the Agreement filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

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Ms Yap Pei Ling, the director and sole shareholder of A&G, is the spouse of Lee Chong Kuang, our Chief Executive Officer, President and director.

A&G provides corporate and business advisory services through its wholly-owned subsidiaries as set forth below:

Name	Business
Asia UBS Global Limited (Hong Kong)	Provide business advisory services with main focus on Hong Kong company formation advisory and company secretarial service, such as tax planning, bookkeeping and financial review. It focuses on Hong Kong clients.
Asia UBS Global Limited (Belize)	Provide business advisory services with main focus on offshore company formation advisory and company secretarial service, such as tax planning, bookkeeping and financial review. It focuses on South East Asia and China clients.

A chart of A&G’s corporate structure is set forth below.

Agreement to Acquire Falcon Secretaries Limited

On July 31, 2015, GRNQ and Ms. Chen Yan Hong, a 100% shareholder of Falcon Secretaries Limited, 100% shareholder of Ace Corporation Services Limited and 100% shareholder of Shenzhen Falcon Financial Consulting Limited (these companies collectively known as “F&A”), entered into a Sale and Purchase Agreement (the “Falcon Purchase Agreement”), pursuant to which GRNQ agreed to acquire 100% of the issued and outstanding securities of F&A. As consideration therefor, GRNQ agreed to issue to the shareholder of F&A 2,080,200 restricted shares of GRNQ’s common stock, representing an aggregate purchase price of $1,081,704 based on the average closing price of the ten trading days preceding July 31, 2015 of $0.52 per share. The purchase price was determined based on the existing business value generated from F&A.

Ms, Chen Yan Hong, the director and sole shareholder of F&A, is also the director and legal representative of Greenpro Management Consultancy (Shenzhen) Limited, one of the subsidiaries of GRNQ.

F&A provides corporate and business advisory services through its wholly-owned subsidiaries as set forth below:

Name	Business
Falcon Secretaries Limited (Hong Kong)	Provide Hong Kong Company Formation Advisory Services & Company Secretarial Services. Client Base in Hong Kong & China
Ace Corporate Services Limited (Hong Kong)	Provide Offshore Company Formation Advisory Services & Company Secretarial Services. Client Base in Hong Kong & China
Shenzhen Falcon Finance Consulting Limited (China)	Provide Hong Kong Company Formation Advisory Services & Company Secretarial Services and Financial Services. Client Base in China

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Agreement to Acquire Yabez (Hong Kong) Company Limited

On July 31, 2015, GRNQ, on the one hand, and Mr. Cheng Chi Ho and Ms. Wong Kit Yi, representing 51% & 49%, respectively, of the shareholders of Yabez (Hong Kong) Company Limited, a Hong Kong corporation (“Yabez”), entered into a Sale and Purchase Agreement (the “Yabez Purchase Agreement”), pursuant to which GRNQ agreed to acquire 60% of the issued and outstanding securities of Yabez. As consideration therefor, GRNQ agreed to issue to the shareholders of Yabez 486,171 restricted shares of GRNQ’s common stock, representing an aggregate purchase price of $252,808 based on the average closing price of the ten trading days preceding July 31, 2015 of $0.52 per share. The purchase price was determined based on the existing business value generated from Yabez. Yabez provides Hong Kong company formation advisory services, corporate secretarial services and IT related services to Hong Kong based clients.

We hope to close the acquisitions of A&G, F&A and Yabez at a later date contingent upon the completion of valuations of A&G, F&A and Yabez.

The foregoing descriptions of the A&G Purchase Agreement, the Falcon Purchase Agreement and the Yabez Purchase Agreement are summary in nature and are qualified in their entirety by the copies of the F&A Purchase Agreement and the Yabez Purchase Agreement filed as Exhibits 2.2, 2.3 and 2.4 to this Current Report on Form 8-K and incorporated herein by reference.

Subscription

On August 20, 2015, we completed sale of 625,000 shares of our common stock at a price of $0.80 per share for aggregate gross proceeds of $500,000 in a private placement to ZONG YI HOLDING CO., LTD (the “Zong Yi”) in accordance with the terms and conditions of a Subscription Agreement.

On August 21, 2015, we completed the sale of 500,000 shares of our common stock at a price of $1.00 per share for aggregate gross proceeds of $500,000 in a private placement to Mr. Thanawat Lertwattanarak and Ms. Srirat Chuchottaworn (the “Investors”) with each investor purchasing 250,000 shares. The private placement was made in accordance with the terms of a Subscription Agreement.

The Company expects to use the net proceeds of these sales to purchase real estate, to finance its venture capital business segment in South East Asia covering Hong Kong, Malaysia, China, Thailand, Singapore, and other countries and for working capital purposes.

The shares sold in the private placement were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The bases for the availability of this exemption include the facts that the issuance was a private transaction which did not involve a public offering and the shares were offered and sold to a limited number of investors.

Description of Business

Our Services

We provide a range of services as a package solution (the “Package Solution”) to our clients. It is our intention to develop the Package Solution, which will build the cloud solution into the traditional accounting services. By offering the Package Solution, we believe that our potential clients can reduce their business costs and improve their revenues.

Cloud Accounting Solution

We intend to develop a cloud accounting system, which can assist small business clients to manage their books and financial records. The cloud accounting system we intend to develop is a device related to book-keeping and accounting through an Internet based platform.  It is a program for organizational finance, which we anticipate will allow users to perform accounting-related functions such as making records of money received by a company, billing a company’s clients, managing the inventory, and recording the financial transactions through the cloud platform.

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Besides recording a company’s financial data, the cloud accounting system we expect to develop will be able to assist clients to create the financial statements such as the balance sheets, the income statements and statements of cash flow. It is our belief that the cloud based system will enable the potential clients to keep track of their income and expense, create invoices, manage banking accounts, and prepare monthly accounts for management’s review. The designed functions of this system will include reminding the future clients to properly record assets or revenues for its business therefore assisting them to more effectively and economically prepare financial statements and monitor the financial performance of their businesses. We expect that the potential clients could scale at the speed of their businesses, and expand their businesses into larger markets with the assistance of cloud accounting system.

We hope to begin development of our cloud accounting system by the 3rd quarter of 2016. We may also seek potential partners to jointly develop the cloud accounting system to develop the business.

Cross-Border Business Solutions/Cross-Border Listing Solution

We provide a full range of cross-border services to small to mid-sized businesses to assist them in conducting their business effectively and generate revenue from such service. Our “Cross-Border Business Solution” include the following services:

•	Advising clients for company formation of in Hong Kong, U.S., British Virgin Island and other overseas jurisdictions
•	Providing assistant in setting up bank accounts with banks in Hong Kong to facilitate clients’ banking operations
•	Providing bank loan referrals services
•	Providing company secretarial services
•	Assisting in applying business registration certificate with the Inland Revenue Department of Hong Kong
•	Providing corporate finance consulting services
•	Providing due diligence investigations and valuation of companies
•	Advising clients regarding debt and company restructuring
•	Providing liquidation, insolvency, bankruptcy and individual voluntary arrangement advice and assistance
•	Designing marketing strategy and promote the company’s business, products and services
•	Providing financial and liquidity analysis
•	Assisting in setting up cloud invoicing system for clients
•	Assisting in liaising with capital funds for raising capitals
•	Assisting in setting up cloud inventory system to assist clients to record, maintain and control their inventories and knowing their inventory levels
•	Assisting in setting up cloud accounting system to enable clients to keep track of their financial performance
•	Assisting client’s payroll matters operated in our cloud payroll system
•	Assisting clients in tax planning, preparing the tax computation and compiling with the filing of profits tax with the Inland Revenue Department of Hong Kong

Upon our acquisition of GRBV, we also broadened our range of services to include the following:

•	Cross border listing advisory services
•	International tax planning in China
•	Trust and wealth management
•	Transaction services

With growing competition and increasing economic sophistication, we believe more companies need strategies for cross-border restructuring and other corporate matters. Our plan is to bundle our Cross Border Business Solution services with our Cloud Accounting Solution.

Record Management Services

We believe that it is important to establish a records management solution across the enterprises that offers our clients a convenient and cost effective way to store, categorize and access business records. We offer our clients a cloud record management system to store our future clients’ business information and supplement our cloud product with general bookkeeping services. We intend to use third party accounting software that has been developed in accordance with the accounting principles in Hong Kong and is compliant with tax legislation to deal with day-to-day accounts to ensure that all bookkeeping records are clear and accurate. In addition, we plan to provide a general ledger to a client as well as spreadsheet, income statements, cash flow statements, and balance sheets. We anticipate that by using our record management solutions, our clients will be able to share and make decision quickly and effectively without wasting valuable resources and becoming more competitive.

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Accounting Outsourcing Services

We hope to develop a network of relationships with professional firms from Hong Kong, Malaysia and Singapore, that can provide company secretarial, business centers and virtual offices, book-keeping, tax compliance and planning, audit arrangement, payroll management, business valuation, and or wealth management services to our prospective clients. We also hope to include auditing firms within this network so that they can provide general accounting, financial evaluation and advisory services to our prospective clients that are local to such professional firm. We hope that firms within our professional network will refer to us their international clients that may need our book-keeping, payroll, company secretarial and tax compliance services. We believe that this accounting outsourcing service arrangement will be beneficial to our prospective clients by providing a convenient, one-stop firm for their local and international business and financial compliance and governance needs.

We also plan to engage with strategic partners to assist us in accounting outsourcing services, including Netiquette Software, Xero, and Feng Office.

Our Service Rates

There are two types of fees we will charge based on the services described above. One is project-based fees, where we will charge 10% -25% of the revenues of the projects that are completed by assistance of our services. Such projects include the merger & acquisition projects, the contract compliance projects, and the business planning projects. Another type of fee is a flat rate fee or fixed fee where our professionals provides expertise to our clients and charge the fees based on the estimation of complexity and timing of the project. For example, for the cross-border business solution, we plan to charge our client a monthly fixed fee.

Our Proposed Venture Capital Business Segment

In the near future, we hope to enter the venture capital business in Hong Kong with a focus on companies located in Asia and Southeast Asia including Hong Kong, Malaysia, China, Thailand, and Singapore. We expect our venture capital business segment to focus on establishing a business incubator for start-up and high growth companies to support them during their critical growth periods and investing in select start-up and high growth companies. We expect to enter into this business segment through acquisition.

We believe that a company’s life cycle can be divided as seed stage, start up stage, expansion stage, mature stage and decline stage.

•	Seed stage: Financing is needed for research, assets and the development of an initial business concept before the business has reached the start-up phase. The company usually has relatively low costs in developing the business idea. The ownership model is considered and implemented.

•	Start-up stage: Financing is needed for product development and initial marketing. Firms in this phase may be in the process of setting up a business or they might have been in the business for short time, but not sold their products commercially. In this phase, cost are increasing affectedly because of e.g. product development, market research and the need of recruiting personnel. Low levels of revenues are starting to generate.

•	Expansion stage: Financing is needed for the growth and expansion. Capital may be used to finance increased production capacity, product or market development or hire additional personnel. In the early expansion phase, sales and production increase but there is not yet any profit. In the later expansion stage, the business typically needs extra capital in addition to organically generated profit, for further development, marketing or product development.

We expect that most of a company’s funding needs will occur during the first three stages.

We believe that our business incubators will provide valuable support to young, emerging growth and potential high growth companies at critical junctures of their development. For example, our incubators will offer office space at a below market rental rate. We will also provide our expertise, business contacts, introductions and other resources to assist their development and growth. We believe that the future growth of those prospects start-up companies will be our potential investment opportunities.

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In addition to our business incubator, we hope to invest cash and cash equivalents in high growth companies in exchange for an equity position in such companies. We hope to generate deal flow through personal contacts of management as well as through our business incubator. At this time, we do not expect to acquire more than 30% of any single company. We expect to take an active role in the management and operations of our portfolio companies including board representation, strategic marketing, corporate governance, and capital structuring. We hope to provide businesses with a financial cushion at their early stages.

Our business process for our investing side of the venture capital business segment are as follows:

•	Step 1. Generating Deal Flow: We expect to actively search for entrepreneurial firms through personal contacts and to generate deal flow through our business incubator. We also anticipate that entrepreneurs will approach us for financing.

•	Step 2. Investment Decision: We will evaluate, examine and engage in due diligence of a prospective portfolio company, including but not limited to product/services viability, market potential and integrity as well as capability of the management. After that both parties arrive at an agreed value for the deal. Following that is a process of negotiation, which if successful, ends with capital transformation and restructuring.

•	Step 3. Business Development and Value Adding: In addition to capital contribution, we expect to provide expertise, knowledge and relevant business contacts to the company.

•	Step 4. Exit: There are several ways to exit an investment in a company. Common exits are:

•   IPO (Initial Public Offering): The venture’s shares are offered in a public sale on an established securities market.

•     Trade sale (Acquisition): The entire venture is sold to another company.

•     Secondary sale: The venture capital firm’s sell their part of the venture’s shares only.

•    Buyback or MBO: Either the entrepreneur or the management of the firm buys back the venture capital company’s shares of the firm.

•     Reconstruction, liquidation or bankruptcy: If the project fails the venture capital firm’s will restructure or close down the venture.

Our objective for equity investors is to achieve a superior rate of return through the eventual and timely disposal of investments. We expect to look for businesses that meet the following criteria:

•	high growth prospects

•	ambitious teams

•	viability of product or service

•	experienced management

•	ability to convert plans into reality

•	justification of venture capital investment and investment criteria

Sales and Marketing

We plan to deploy three strategies to accomplish our goal in marketing the brand of Greenpro: leadership, market segmentation, and sales management process development.

•	Building Brand Image: Greenpro’s marketing efforts will focus on building the image of our extensive knowledge and expertise of our professionals and expertise. We intend to conduct the market campaign through media visibility, seminars, webinars, and the creation of a wide variety of white papers, newsletters, books, and other information offerings to build the image of our professional services.

•	Market segmentation: We plan to devote our marketing resources to the highly measurable and high return on investment tactics that specifically target those industries and areas where Greenpro has particularly deep experience and capabilities. These efforts typically involve local, regional or national trade show and event sponsorships, targeted direct mail, email, and telemarketing campaigns, and practice and industry specific micro-sites, newsletters, etc. in the Asia region.

•	Social Media: We plan to begin a social media campaign utilizing blogs, twitter, Facebook, and LinkedIn after we secure sufficient financing. A targeted campaign will be made to the following groups of clients: law firms, auditing firms, consulting firms, small to mid-size enterprises in different industries, including biotechnologies, intellectual property, information technologies and real estate.

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Market Opportunities

It is our intention to assist our potential clients at lower costs to prepare their financial statements and to provide security based on such financial information since the data is stored on the cloud system. We anticipate a market with growing needs in South East Asia. Today there is an increasing need for enterprises in different industries to maximize their performances with cost effective methods. We believe our services will create numerous competitive advantages for our potential clients. With the support from Greenpro, we believe our future clients can focus on developing their businesses and expanding their own client portfolio.

We believe the main drivers for the growth of our business are the products and services together with the resources such as office network, professional staff members, and operation tools to make the advisory and consulting business more competitive.

Customers

Prior to the consummation of the Acquisition, we generated minimal revenue from three clients in Hong Kong in the ordinary course of business. The revenue generated relates to our assistance on the clients’ company formation and secretary services. After the consummation of the Acquisition, we expect to generate revenues from clients located globally including those from Hong Kong, China, Malaysia, Singapore, Indonesia, Thailand, Australia, Japan, Korea, Taiwan, Russia, USA, Malta, and France.

We currently provide professional business services to small to mid-size companies from various countries and in various industries. We also plan to serve as support to professional service providers such as auditing firms and law firms. We also provide various professional services to our clients and enable them to focus their resources on their own operational competencies. Depending on a client’s size and capabilities, it has the option to choose to utilize one, some or many of the diverse and integrated services to be offered by Greenpro. Our service will seek to cover the traditional accounting services bundled with cloud accounting solution together with business consulting and advisory. We intend to focus on developing our client base in Hong Kong, China and Malaysia.

Our proposed venture capital business segment will initial focus on Hong Kong and Southeast Asia start-ups and high growth companies. We hope to generate deal flow through personal contacts of our management team as well as through our proposed business incubator.

Competition

Our industry is highly competitive. We compete with local and international financial advisory and corporate business service companies such as Cornerstone Management Group in Hong Kong, CST Tax Advisor in Singapore and Maceda Valencia & Co in Philippines that provide services comparable to our Packaged Solution. We also compete with numerous local and international financial advisory and corporate business service companies that do not offer our broad range of services but focus on specialized areas such as tax planning, cross-border solutions, and the like. Some of our competitors may provide a broader selection of services, including investment banking services, which may position them better among customers who prefer to use a single company to meet all of their financial and business advisory needs. In addition, some of our competitors are substantially larger than we are, may have substantially greater resources than we do or may offer a broader range of products and services than we do. We believe that we compete on the basis of a number of factors, including breadth of service and product offerings, one stop convenience, pricing, marketing expertise, service levels, technological capabilities and integration, brand and reputation.

Government Regulation

We intend to provide our Package Solution initially in Hong Kong, China and Malaysia, which regions both welcome outsourcing support services and they are the central and regional markets for many customers doing cross border businesses in Asia. We plan to target those customers from South East Asia doing international business and plan to provide the Package Solution to meet their needs. Our planned Packaged Solution will be structured in Hong Kong for customers and we plan to outsource to the lower cost country like Malaysia which encourages and welcomes the outsourcing services.

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The following regulations are the applicable laws and regulations that may be applicable to us:

Hong Kong

Our businesses located in Hong Kong are subject to the general laws in Hong Kong governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws. Because our website is maintained through the server in Hong Kong, we expect that we will be required to comply with the rules of regulations of Hong Kong governing the data usage and regular terms of service applicable to our potential customers. As the information of our potential customers is preserved in Hong Kong, we will need to comply with the Hong Kong Personal Data (Privacy) Ordinance (Cap 486).

The Employment Ordinance is the main piece of legislation governing conditions of employment in Hong Kong since 1968. It covers a comprehensive range of employment protection and benefits for employees, including Wage Protection, Rest Days, Holidays with Pay, Paid Annual Leave, Sickness Allowance, Maternity Protection, Statutory Paternity Leave, Severance Payment, Long Service Payment, Employment Protection, Termination of Employment Contract, Protection Against Anti-Union Discrimination.

An employer must also comply with all legal obligations under the Mandatory Provident Fund Schemes Ordinance, (CAP485). These include enrolling all qualifying employees in MPF schemes and making MPF contributions for them. Except for exempt persons, employer should enroll both full-time and part-time employees who are at least 18 but under 65 years of age in an MPF scheme within the first 60 days of employment. The 60-day employment rule does not apply to casual employees in the construction and catering industries.

We are required to make MPF contributions for our Hong Kong employees once every contribution period (generally the wage period). Employers and employees are each required to make regular mandatory contributions of 5% of the employee’s relevant income to an MPF scheme, subject to the minimum and maximum relevant income levels. For a monthly-paid employee, the minimum and maximum relevant income levels are $7,100 and $30,000 respectively.

Malaysia

Our businesses located in Malaysia are subject to the general laws in Malaysia governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws including the Computer Crime Act 1997 and The Copyright (Amendment) Act 1997. We believe that the focus of these laws realize it is an issue of censorship in Malaysia. But we believe this issue will not impact our businesses because the censorship focus on media controls and does not relate to cloud based technology we plan to use.

Our real estate investments are subject to extensive local, city, county and state rules and regulations regarding permitting, zoning, subdivision, utilities and water quality as well as federal rules and regulations regarding air and water quality and protection of endangered species and their habitats. Such regulation may result in higher than anticipated administrative and operational costs.

China

A portion of our acquired businesses is located in China and subject to the general laws in China governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws.

Employment Contracts

The Employment Contract Law was promulgated by the National People’s Congress’ Standing Committee on June 29, 2007 and took effect on January 1, 2008. The Employment Contract Law governs labor relations and employment contracts (including the entry into, performance, amendment, termination and determination of employment contracts) between domestic enterprises (including foreign-invested companies), individual economic organizations and private non-enterprise units (collectively referred to as the “employers”) and their employees.

a. Execution of employment contracts

Under the Employment Contract Law, an employer is required to execute written employment contracts with its employees within one month from the commencement of employment. In the event of contravention, an employee is entitled to receive double salary for the period during which the employer fails to execute an employment contract. If an employer fails to execute an employment contract for more than 12 months from the commencement of the employee’s employment, an employment contract would be deemed to have been entered into between the employer and employee for a non-fixed term.

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b. Right to non-fixed term contracts

Under the Employment Contract Law, an employee may request for a non-fixed term contract without an employer’s consent to renew. In addition, an employee is also entitled to a non-fixed term contract with an employer if he has completed two fixed term employment contracts with such employer; however, such employee must not have committed any breach or have been subject to any disciplinary actions during his employment. Unless the employee requests to enter into a fixed term contract, an employer who fails to enter into a non-fixed term contract pursuant to the Employment Contract Law is liable to pay the employee double salary from the date the employment contract is renewed.

c. Compensation for termination or expiry of employment contracts

Under the Employment Contract Law, employees are entitled to compensation upon the termination or expiry of an employment contract. Employees are entitled to compensation even in the event the employer (i) has been declared bankrupt; (ii) has its business license revoked; (iii) has been ordered to cease or withdraw its business; or (iv) has been voluntarily liquidated. Where an employee has been employed for more than one year, the employee will be entitled to such compensation equivalent to one month’s salary for every completed year of service. Where an employee has employed for less than one year, such employee will be deemed to have completed one full year of service.

d. Trade union and collective employment contracts

Under the Employment Contract Law, a trade union may seek arbitration and litigation to resolve any dispute arising from a collective employment contract; provided that such dispute failed to be settled through negotiations. The Employment Contract Law also permits a trade union to enter into a collective employee contract with an employer on behalf of all the employees.

Where a trade union has not been formed, a representative appointed under the recommendation of a high-level trade union may execute the collective employment contract. Within districts below county level, collective employment contracts for industries such as those engaged in construction, mining, food and beverage and those from the service sector, etc., may be executed on behalf of employees by the representatives from the trade union of each respective industry. Alternatively, a district-based collective employment contract may be entered into.

As a result of the Employment Contract Law, all of our employees have executed standard written employment agreements with us. We have not experienced any significant labor disputes or any difficulties in recruiting staff for our operations.

On October 28, 2010, the National People’s Congress of China promulgated the PRC Social Insurance Law, which became effective on July 1, 2011. In accordance with the PRC Social Insurance Law, the Interim Regulations on the Collection and Payment of Social Security Fund and other relevant laws and regulations, China establishes a social insurance system including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance and maternity insurance. An employer shall pay the social insurance for its employees in accordance with the rates provided under relevant regulations and shall withhold the social insurance that should be assumed by the employees. The authorities in charge of social insurance may request an employer’s compliance and impose sanctions if such employer fails to pay and withhold social insurance in a timely manner. Under the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds.

The Ministry of Human Resources and Social Security promulgated the Interim Provisions on Labor Dispatch on January 24, 2014. The Interim Provisions on Labor Dispatch, which became effective on March 1, 2014, sets forth that labor dispatch should only be applicable to temporary, auxiliary or substitute positions. Temporary positions shall mean positions subsisting for no more than six months, auxiliary positions shall mean positions of non-major business that serve positions of major businesses, and substitute positions shall mean positions that can be held by substitute employees for a certain period of time during which the employees who originally hold such positions are unable to work as a result of full-time study, being on leave or other reasons. The Interim Provisions further provides that, the number of the dispatched workers of an employer shall not exceed 10% of its total workforce, and the total workforce of an employer shall refer to the sum of the number of the workers who have executed labor contracts with the employer and the number of workers who are dispatched to the employer.

Foreign Exchange Control and Administration

Foreign exchange in China is primarily regulated by:

•	The Foreign Currency Administration Rules (1996), as amended; and

•	The Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), or the Administration Rules.

Under the Foreign Currency Administration Rules, if documents certifying the purposes of the conversion of RMB into foreign currency are submitted to the relevant foreign exchange conversion bank, the RMB will be convertible for current account items, including the distribution of dividends, interest and royalties payments, and trade and service-related foreign exchange transactions. Conversion of RMB for capital account items, such as direct investment, loans, securities investment and repatriation of investment, however, is subject to the approval of SAFE or its local counterpart.

Under the Administration Rules for the Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE or its local counterpart.

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As an offshore holding company with a PRC subsidiary, we may (i) make additional capital contributions to our PRC subsidiaries, (ii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, (iii) make loans to our PRC subsidiaries or consolidated affiliated entities, or (iv) acquire offshore entities with business operations in China in offshore transactions. However, most of these uses are subject to PRC regulations and approvals. For example:

•	capital contributions to our PRC subsidiaries, whether existing or newly established ones, must be approved by the Ministry of Commerce or its local counterparts;

•	loans by us to our PRC subsidiaries, each of which is a foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local branches; and

•	loans by us to our consolidated affiliated entities, which are domestic PRC entities, must be approved by the National Development and Reform Commission and must also be registered with SAFE or its local branches.

On August 29, 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142. Pursuant to SAFE Circular 142, RMB resulting from the settlement of foreign currency capital of a foreign-invested enterprise must be used within the business scope as approved by the applicable government authority and cannot be used for domestic equity investment, unless it is otherwise approved. Documents certifying the purposes of the settlement of foreign currency capital into RMB, including a business contract, must also be submitted for the settlement of the foreign currency. In addition, SAFE strengthened its oversight of the flow and use of RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not be used to repay RMB loans if such loans have not been used. Violations of SAFE Circular 142 could result in severe monetary fines or penalties. We expect that our use of RMB funds have been, and will be, within the approved business scope of our PRC subsidiary. We believe that our PRC subsidiary is permitted to conduct its castor seeds distribution operations and provide consulting services to castor farmers. However, we may not be able to use such RMB funds to make equity investments in the PRC through our PRC subsidiaries. There are no costs associated with applying for registration or approval of loans or capital contributions with or from relevant PRC governmental authorities, other than nominal processing charges. Under PRC laws and regulations, the PRC governmental authorities are required to process such approvals or registrations or deny our application within a prescribed time period, which is usually less than 90 days. The actual time taken, however, may be longer due to administrative delays. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to our operations in China. If we fail to receive such registrations or approvals, our ability to use the proceeds from our funds to capitalize our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and ability to fund and expand our business.

Insurance

We do not current maintain property, business interruption and casualty insurance. As our business matures, we expect to obtain such insurance in accordance customary industry practices in Malaysia, Hong Kong and China, as applicable.

Employees

As of the date of this Current Report, we have 28 employees, including our Chief Executive Officer and Chief Financial Officer, located in the following territories:

Country/Territory	Number of Employees
Malaysia	7
China	12
Hong Kong	9

As a result of the Employment Contract Law, all of our employees in China have executed standard written employment agreements with us.

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We are required to contribute to the Employees Provident Fund under a defined contribution pension plan for all eligible employees in Malaysia between the ages of eighteen and fifty-five.  We are required to contribute a specified percentage of the participant’s income based on their ages and wage level.  The participants are entitled to all of our contributions together with accrued returns regardless of their length of service with the company.  For the years ended December 31, 2014 and 2013, and the six month period ended June 30, 2015, are $1,211, $1,078 and $1,667 respectively.

We are required to contribute to the MPF for all eligible employees in Hong Kong between the ages of eighteen and sixty five. We are required to contribute a specified percentage of the participant’s income based on their ages and wage level. For the years ended December 31, 2014 and 2013, and the six month period ended June 30, 2015, Greenpro Resources Limited and its subsidiaries do not have employees in Hong Kong. For the years ended December 31, 2014 and 2013, and the six month period ended June 30, 2015, the MPF contribution by Greenpro Capital Corp.are $489, $0 and $2,783 respectively. We have not experienced any significant labor disputes or any difficulties in recruiting staff for our operations.

We are required to contribute to the Social Insurance Schemes and Housing fund Schemes for all eligible employees in PRC. For the years ended December 31, 2014 and 2013, and the six month period ended June 30, 2015, are $1,876, $0 and $1,316 respectively.

 RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

Risks Relating to our Business

Our ability to generate revenue to support our operations is uncertain, we have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We are in the early stages of our business and have a limited history of generating revenues. We have a limited operating history upon which you can evaluate our potential for future success, and we are subject to the additional risks affecting early-stage businesses. Rather than relying on historical information, financial or otherwise, to evaluate our Company, you should evaluate our Company in light of your assessment of the growth potential of our business and the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. Early-stage businesses in rapidly evolving markets commonly face risks, such as the following:

•	uncertain revenue generation;

•	operational difficulties;

•	lack of sufficient capital;

•	competition from more advanced enterprises; and

•	unanticipated problems, delays, and expenses relating to the development and implementation of business plans.

We are not currently profitable and may not ever become profitable.

After our acquisition of GRBV, we generated net income of approximately $296,000. We incurred a net loss of approximately $52,000 and $99,000 for the years ended December 31, 2014 and 2013, respectively. We expect to incur substantial losses for the foreseeable future in connection with our proposed acquisitions and may never become profitable. We may experience negative cash flow for the foreseeable future if we are not able to fund the expansion of our business plan through operations or additional financing. We may not be able to generate these revenues or achieve or maintain profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business. We are a development stage company with limited operating history and we face a high risk of business failure which could result in the loss of your investment.

Our limited operating history may make it difficult for us to accurately forecast our operating results and control our business expense which means we face a high risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations or make acquisitions. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

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We may grow our business through acquisitions in the near future, which may result in operating difficulties, dilution, and other harmful consequences.

We expect to achieve our business plan through organic growth but may consider acquisitions and investments. We periodically evaluate an array of potential strategic transactions and may make one or more acquisitions in the near future. The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	Implementation or remediation of controls, procedures, and policies at the acquired company;

•	Diversion of management time and focus from operating our business to acquisition integration challenges;

•	Cultural challenges associated with integrating employees from the acquired company into our organization;

•	Retention of employees from the businesses we acquire;

•	Integration of the acquired company’s accounting, management information, human resource, and other administrative systems;

•	Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;

•	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;

•	In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and

•	Failure to successfully further develop the acquired product, service or technology.

Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions may also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize.

If we are unable to successfully manage growth, our business and operating results could be adversely affected.

We expect the growth of our business and operations to place significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our reputation and operating results. Our expansion and growth in international markets heighten these risks as a result of the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures. To effectively manage this growth, we will need to develop and improve our operational, financial and management controls, and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

We may need to raise additional financing to support our operations and future acquisitions, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our Common Stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our Common Stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

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Conflicts of interest of Lee Chong Kuang, our Chief Executive Officer, President, and a director, may affect our ability to conduct operations and generate revenues.

Lee Chong Kuang, our Chief Executive Officer, President, and a director, is also the Chief Financial Officer, Treasurer, and a director of Odenza Corp. (“Odenza”), a shell company which is also reporting issuer with the SEC. Both the Company and Odenza require additional financing in order to grow their respective businesses, both in their early stages of development. As an officer and director of both the Company and Odenza, Mr. Lee has a conflict of interest because if Mr. Lee avails himself of knowledge he has of financing, he has a duty to both the Company and Odenza to bring the financing opportunity to each company, though likely only one company may has such a financing opportunity. The risk that you could lose your investment in the Company is increased by Mr. Lee being a director and officer of Odenza because he may introduce financing opportunities to Odenza instead of the Company. Currently, Mr. Lee presently devotes approximately 40 hours per week working on matters related to the Company and approximately three to five hours per week working on matters related to Odenza. If this ratio changes in favor of Odenza, the Company may be adversely affected.

Conflicts of interest of Gilbert Loke, our Chief Financial Officer, Treasurer, Secretary, and a director, may affect our ability to conduct operations and generate revenues.

Gilbert Loke, our Chief Financial Officer, Treasurer, Secretary, and a director, is also the Chief Financial Officer, Treasurer, Secretary, and a director of CGN Nanotech, Inc. (“CGN”), a shell company which filed a registration statement on Form S-1 with the SEC on March 3, 2015, as amended by that Amendment No. 1 filed with the SEC on July 13, 2015. Both the Company and CGN require additional financing in order to grow their respective businesses, both in their incipient stages of development. As an officer and director of both the Company and CGN, Mr. Loke has a conflict of interest because if Mr. Loke avails himself of knowledge he has of financing, he has a duty to both the Company and CGN to bring the financing opportunity to each Company, though likely only one company may has such a financing opportunity. The risk that you could lose your investment in the Company is increased by Mr. Loke being a director and officer of CGN because he may introduce financing opportunities to CGN instead of the Company. Currently, Mr. Loke devotes approximately 40 hours per week working on matters related to the Company and approximately three to five hours per week working on matters related to CGN. If this ratio changes in favor of Odenza, the Company may be adversely affected.

We currently have no insurance coverage and could face significant liabilities in connection with our products and services and business operations, which if incurred beyond any insurance limits, would adversely affect our business and financial condition.

We are subject to a variety of potential liabilities connected to the business and financial advisory services that we provide. As a business providing tax and regulatory related services, we may become liable for any penalties or fees caused by erroneous or untimely advice or any unexpected results. Any such claim of liability, whether meritorious or not, could be time-consuming and/or result in costly litigation. We currently carry no insurance, and although we intend to obtain insurance against these risks, no assurance can be given that such insurance will be adequate to cover related liabilities or will be available in the future or, if available, that premiums will be commercially justifiable. If we were to incur any substantial liability and related damages were not covered by our insurance or exceeded policy limits, or if we were to incur such liability at a time when we are not able to obtain liability insurance, our business, financial conditions, and results of operations could be materially adversely affected and may result in the loss of part or all of your investment in the Company.

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Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

•	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;
•	changes in the rate of inflation, interest rates and the performance of investments held by us;
•	changes in the creditworthiness of counterparties that transact business with;
•	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;
•	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;
•	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;
•	changes in credit markets impacting our ability to obtain financing for our business operations; or
•	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

Adverse developments in the global economy restricting the credit markets may materially and negatively impact our business.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops and is maintained, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. If we are unable to obtain credit or access capital markets, our business could be negatively impacted.

Risks Related to our International Operations

We are subject to risks associated with doing business globally including compliance with domestic and foreign laws and regulations, economic downturns, political instability and other risks that could adversely affect our operating results.

We conduct our businesses globally and have assets located in several countries and geographic areas. Our oilseeds operations are in Malaysia, Hong Kong and China, and we have acquired commercial real estate in Malaysia. We are required to comply with numerous and broad reaching laws and regulations administered by United States federal, state and local, and foreign governmental authorities. We must also comply with other general business regulations such as those directed toward accounting and income taxes, anti-corruption, anti-bribery, global trade, handling of regulated substances, and other commercial activities, conducted by our employees and third party representatives globally. Any failure to comply with applicable laws and regulations could subject us to administrative penalties and injunctive relief, and civil remedies including fines, injunctions, and recalls of our products. In addition, changes to regulations or implementation of additional regulations may require us to modify existing processing facilities and/or processes, which could significantly increase operating costs and negatively impact operating results.

We operate in both developed and emerging markets which are subject to impacts of economic downturns, including decreased demand for our products, reduced availability of credit, or declining credit quality of our suppliers, customers, and other counterparties. We anticipate that emerging market areas could be subject to more volatile economic, political and market conditions. Economic downturns and volatile conditions may have a negative impact on our operating results and ability to execute its business strategies.

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Our operating results may be affected by changes in trade, monetary, fiscal and environmental policies, laws and regulations, and other activities of governments, agencies, and similar organizations. These conditions include but are not limited to changes in a country’s or region’s economic or political conditions, trade regulations affecting production, pricing and marketing of products, local labor conditions and regulations, reduced protection of intellectual property rights, changes in the regulatory or legal environment, restrictions on currency exchange activities, currency exchange fluctuations, burdensome taxes and tariffs, enforceability of legal agreements and judgments, other trade barriers, and regulation or taxation of greenhouse gases. International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities, and war, may limit our ability to transact business in these markets and may adversely affect our revenues and operating results.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in Asia, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We expect our revenues to be paid in non-U.S. currencies, and if currency exchange rates become unfavorable, we may lose some of the economic value of the revenues in U.S. dollar terms.

Our operations are conducted in Malaysia, Hong Kong and China and our operating currencies are the Malaysian Ringgit, the Hong Kong Dollar and the Renminbi. Since we conduct business in currencies other than U.S. dollars but report our financial results in U.S. dollars, we face exposure to fluctuations in currency exchange rates. For instance, if currency exchange rates were to change unfavorably, the U.S. dollar equivalent of our operating income recorded in foreign currencies would be diminished.

We currently do not, but may in the future, implement hedging strategies, such as forward contracts, options, and foreign exchange swaps to mitigate this risk. There is no assurance that our efforts will successfully reduce or offset our exposure to foreign exchange fluctuations. Additionally, hedging programs expose us to risks that could adversely affect our financial results, including the following:

•	We have limited experience in implementing or operating hedging programs. Hedging programs are inherently risky and we could lose money as a result of poor trades;

•	We may be unable to hedge currency risk for some transactions or match the accounting for the hedge with the exposure because of a high level of uncertainty or the inability to reasonably estimate our foreign exchange exposures;

•	We may be unable to acquire foreign exchange hedging instruments in some of the geographic areas where we do business, or, where these derivatives are available, we may not be able to acquire enough of them to fully offset our exposure;

•	We may determine that the cost of acquiring a foreign exchange hedging instrument outweighs the benefit we expect to derive from the derivative, in which case we would not purchase the derivative and would be exposed to unfavorable changes in currency exchange rates;

•	To the extent we recognize a gain on a hedge transaction in one of our subsidiaries that is subject to a high statutory tax rate, and a loss on the related hedged transaction that is subject to a lower rate, our effective tax rate would be higher; and

•	Significant fluctuations in foreign exchange rates could greatly increase our hedging costs.

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We anticipate increased exposure to exchange rate fluctuations as we expand the breadth and depth of our international sales.

In our financial statements, we translate our local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period or the exchange rate at the end of that period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations.

We are susceptible to economic conditions in Malaysia where a significant portion of our principal business, assets, suppliers, merchants and customers are located.

Our business and assets are primarily located in Malaysia. As of December 31, 2014 and 2013, most of our long-lived assets were located in Malaysia and for the fiscal years ended December 31, 2014, and 2013, there were approximately 78% and 100%, respectively of our sales revenue were generated from customers located in Malaysia. Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to Malaysia’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to:

•	Changes in policies by the Malaysian government resulting in changes in laws or regulations or the interpretation of laws or regulations; changes in taxation,

•	changes in employment restrictions;

•	import duties, and

•	currency revaluation.

Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries. We conduct no other business and, as a result, we depend entirely upon our subsidiaries’ earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Our subsidiaries and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in the Malaysian Ringgit, the Hong Kong Dollar or the Renminbi, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

Substantially all of our assets are located in Malaysia, Hong Kong and China. Moreover, a majority of our directors and officers are nationals of Malaysia but have their permanent residency in Hong Kong. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of Malaysia would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in Malaysia, Hong Kong or China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Risks Related to our Operations in China

Contract drafting, interpretation and enforcement in China involve significant uncertainty.

We expect to enter into material contracts governed by PRC law in connection with our advisory business in China. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail. Any dispute involving such contracts, even without merit, may materially and adversely affect our reputation and our business operations, and may cause the price of our securities to decline.

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Under the EIT Law, we and/or Greenpro Management Consultancy (Shenzhen) Limited (“Greenpro China”) may be classified as a “resident enterprise” of the PRC. Such classification could result in tax consequences to us, our non-PRC resident enterprise shareholders and Greenpro China.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law,” which took effect on January 1, 2008. Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign (non-PRC) company on a case-by-case basis.

If the PRC tax authorities determine that we are and/or Greenpro China are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we and/or Greenpro China may be subject to enterprise income tax at a rate of 25% on our and/or Greenpro China’s worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from the enterprise income tax. As a result, if we and Greenpro China are treated as PRC “qualified resident enterprises,” all dividends paid from Greenpro China to us should be exempt from the PRC enterprise income tax.

If we were treated as a “non-resident enterprise” under the EIT Law, and Greenpro China were treated as a “resident enterprise” under the EIT Law, then dividends that we receive from Greenpro China (assuming such dividends were considered sourced within the PRC) may be subject to a 10% PRC withholding tax. Any such taxes on dividends could materially reduce the amount of dividends, if any, we could pay to our shareholders.

Finally, if we are determined to be a “resident enterprise” under the EIT Law, this could result in a 10% PRC tax being imposed on dividends we pay to our investors that are not tax residents of the PRC (“non-resident investors”) and that are enterprises (but not individuals) and gains derived by them from transferring our securities, if such income or gain is considered PRC-sourced income by the relevant PRC tax authorities. In such event, we may be required to withhold the applicable PRC tax on any dividends paid to such non-resident investors. Such non-resident investors also may be responsible for paying the applicable PRC tax on any gain realized by them from the sale or transfer of our ordinary shares in certain circumstances. We would not, however, have an obligation to withhold PRC tax with respect to such gain under the PRC tax laws.

On December 10, 2009, the State Administration of Taxation (“SAT”) released Circular Guoshuihan No. 698 (“Circular 698”) that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 is retroactively effective from January 1, 2008. Circular 698 addresses indirect equity transfers as well as other issues. According to Circular 698, where a non-resident investor who indirectly holds an equity interest in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers an equity interest in a PRC resident enterprise by selling an equity interest in the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the execution of the equity transfer agreement. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. We (or a non-resident investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such non-resident investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such non-resident investor’s investment in us).

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If any PRC tax applies to a non-resident investor, the non-resident investor may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction for such PRC tax against such investor’s domestic taxable income or a foreign tax credit in respect of such PRC tax against such investor’s domestic income tax liability (subject to applicable conditions and limitations). Prospective investors should consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available deductions or foreign tax credits.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could materially adversely affect our business.

Our business, financial condition, results of operations and prospects may be affected by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the foreign exchange; and

•	the allocation of resources.

While the PRC economy has grown significantly since the late 1970s, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the PRC economy could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects.

To the extent that we rely on dividends, loans or advances made by our PRC subsidiary, Greenpro China, we will be subject to limitations and possible taxation under applicable PRC laws and regulations.

We may rely on dividends and other distributions on equity, or loans and advances made by our Chinese subsidiary, Greenpro China, to fund any cash requirements we may have, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, and to service any debt we may incur. The distribution of dividends and the making of loans and advances by entities organized in China are subject to limitations. Regulations in the PRC currently permit payment of dividends only out of unrestricted retained earnings as determined in accordance with accounting standards and regulations in China. Greenpro China is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the cumulative amount of such reserves reaches 50% of its registered capital. These reserves are not distributable as cash dividends, loans or advances. Greenpro China may also allocate a portion of its after-tax profits, as determined by its board of directors, to its staff welfare and bonus funds, which may not be distributed to us. In addition, if Greenpro China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

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Furthermore, under regulations of the State Administration of Foreign Exchange, or the SAFE, the Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made.

Uncertainties with respect to the PRC legal system could adversely affect us.

A portion of our operations is located in China and subject to PRC laws and regulations. We are generally subject to laws and regulations in China, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

In particular, among other uncertainties regarding PRC laws and regulations that could affect us, the following uncertainties may have a significant adverse impact on our business and operations: (1) the uncertainties related to Contract Law of the PRC and relevant regulations may impede our ability to enforce contracts we have entered into with our business partners, customers and suppliers; (2) the uncertainties related to the Civil Procedure Law and relevant regulations may impede our ability to enforce our contracts and result in substantial costs and diversion of our resources and management attention; (3) the uncertainties related to Circular 75, Circular 142 released by the Administration of Foreign Exchange on August 29, 2008 and other foreign exchange regulations might limit our ability to convert foreign currency into Renminbi, acquire any other PRC companies, establish VIEs in the PRC, or make dividend payments from Max Trend WFOE; (4) the uncertainties related to the New M&A Rules may require us to obtain prior approval of the China Securities Regulatory Commission, or CSRC, for the listing and trading of our securities on a senior exchange in the future; and (5) the uncertainties related to the new Enterprise Income Tax Law, or the EIT law, may result in tax consequence to us and our investors as we and/or Greenpro China may be classified as a “resident enterprise” of the PRC.

We also cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and our foreign investors, including you.

Recent regulations relating to offshore investment activities by PRC residents may limit our ability to acquire PRC companies and could adversely affect our business.

Pursuant to SAFE’s Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or SAFE Circular No. 37, issued and effective on July 4, 2014, and its appendixes, PRC residents, including PRC institutions and individuals, must register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interest in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event.

In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making distributions of profit to the offshore parent and from carrying out subsequent cross-border foreign exchange activities and the special purpose vehicle may be restricted in their ability to contribute additional capital into its PRC subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion. These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions and share transfer that we make in the future if our shares are issued to PRC residents. We have requested PRC residents currently holding direct or indirect interests in our company to our knowledge to make the necessary applications, filings and amendments as required under SAFE Circular No. 37 and other related rules. To the best of our knowledge, all of our shareholders who are PRC residents and who hold interests in us are preparing to file with local SAFE branches for SAFE registration and/or amendment in connection with their overseas investment and shareholding in our company according to SAFE Circular No. 37. A failure by the beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

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SAFE rules and regulations may limit our ability to convert foreign funds into Renminbi, to invest in or acquire any other PRC companies, or establish VIEs in the PRC.

On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign- invested company of foreign currency into Renminbi by restricting how the converted Renminbi may be used. The notice requires that the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. Violations of Circular 142 will result in severe penalties, such as heavy fines. As a result, Circular 142 may significantly limit our ability to convert the foreign funds into Renminbi to invest in or acquire any other PRC companies, or establish VIEs in the PRC.

We have procedures in place to ensure the safekeeping and use of our corporate chop. If our corporate chop is lost or stolen and we do not comply with PRC laws requiring the announcement of such loss or theft, we will be unable to enter into new business contracts, which could hinder our operations and we could become liable for the fraudulent use of our corporate chop by others.

The regulation of the Official Chop Management of the Government Institute, Enterprise and other Social Entity [Guofa (25) 1999] released by the State Council requires that each company must maintain a corporate chop, which is made by an authorized entity assigned by the local public security bureau. Once the corporate chop is made, it is recorded in the local office of the State of Administration for Industry and Commerce. Under the PRC law, the parties to a contract can choose to use the signature of an authorized legal representative or the corporate chop as a pre-condition to the effectiveness of a contract. In business, when a company affixes its corporate chop to agreements or other documentation, it reflects that the contract is effective and the company is obligated to perform under the agreements. Each company should have a procedure in place to safe keep and maintain its corporate chop to ensure that only authorized persons have access and use it, and to prevent loss or theft.

Risks Related to our Venture Capital Business

We may not able to find talented management team members for our portfolio companies.

Much of a company’s success or failure depends on the management team. We ideally look for a company that’s run by managers with a track record of success, either within the company they are giving the money to or in previous positions. We take a huge risk in the human side of the equation because we can’t always predict how human beings will behave. We cannot guarantee that the talented management team they are supporting will stay on board or that they really will produce as promised.

The success of our portfolio companies may be impacted by current market trends.

We look for companies with high growth potential. Market trends can impact the growth of a company once poised for success. We seek business investments with companies that offer a competitive advantage often is based on projections and assumptions about the future of a product or service, the market’s acceptance of the new entry and the movement of the competition. Although we do the due diligence in depth before providing the funds, outside market factors can ultimately decide the fate of a new company. There is no assurance that any of our portfolio companies will be able to realize their high growth potential.

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We may not able to exit in timely manner.

Our objective is to share the profits of investment. The two most common methods of achieving a return on investment are through an initial public offering or a buyout. We face the risks that the company managers won’t be able to pull off the planned exit strategy. The invested company may not produce enough revenue to offer the company to the public and sell shares. Smaller companies looking for a big buyer may not be successful enough to make the grade. When exit strategies fail, we either cut our losses or attempt to turn the company around by taking a more active role in its management.

Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

Because there is no established public trading market for our common stock, you may experience difficulties in reselling your stock.

We cannot assure you that there will be an established market in the future for our common stock. The trading of securities on OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

The market price of our common stock may be volatile, and our stock price may fall below your purchase price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

•	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;
•	changes in general economic or business conditions, both domestically and internationally;
•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;
•	the number of securities analysts covering us;
•	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;
•	changes in market valuations or earnings of companies that investors deemed comparable to us;
•	the average daily trading volume of our common stock;
•	future issuances of our common stock or other securities;
•	additions or departures of key personnel;
•	perceptions in the marketplace regarding our competitors and/or us;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and
•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

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Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Our business plan contemplates expanding our operations through acquisitions which may involve significant issuances of our common stock. Future issuances of our common stock may be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room“ practices involving high pressure sales tactics and unrealistic price projections by sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

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Investing in our Company is highly speculative and could result in the entire loss of your investment.

An investment in our shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of the acquired company, Greenpro Resources Limited, and its subsidiaries for the fiscal years ended December 31, 2013 and 2014. The discussion and analysis that follows should be read together with the section entitled “Forward Looking Statements” and our financial statements and the notes to the financial statements included elsewhere in this current report on Form 8-K.

Except for historical information, the matters discussed in this section are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond the Company’s control. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report.

History

We were incorporated on July 19, 2013 in the state of Nevada under the name Greenpro, Inc.. On May 6, 2015, we changed our name to Greenpro Capital Corp. to facilitate our re-branding efforts and develop and enhance our business. Effective July 21, 2015, our Board of Directors approved a change in the Company’s fiscal year end from October 31 to December 31.  The change is intended to improve comparability with industry peers.  As a result of the change, we filed a transitional quarterly report for the November 2014 fiscal month and began reporting on a calendar year schedule with financial results of the quarter ended September 30, 2015, reported on a Quarterly Report on Form 10-Q in November 2015.

On July 31, 2015, we consummated the acquisition of GRBV, which provides corporate advisory services such as tax planning, cross-border listing solution and advisory, and transaction services. It also owns real estate that is currently being operated as investment properties. Lee Chong Kuang, our Chief Executive Officer, President and director, is also the Chief Executive Officer, President and director of GRBV. Mr. Lee holds 44.6% of our issued and outstanding securities and 50% of the issued and outstanding securities of GRBV. Gilbert Loke Che Chan, our Chief Financial Officer, Secretary, Treasurer and director, is also the Chief Financial Officer and director of GRBV. Mr. Loke holds 44.6% of our issued and outstanding securities and 50% of the issued and outstanding securities of GRBV. Upon the consummation of the Acquisition, Messrs. Lee and Loke received US$25,500 in cash and US$3,174,500 in shares, which equivalent to 9,070,000 shares of our restricted common stock.

As a result of the Acquisition, we currently operate in Malaysia, China and Hong Kong with each country generating the percentage of net revenue for the periods specified below:

	Six months ended	Year ended	Year ended
	6/30/2015	12/31/2014	12/31/2013
Malaysia	29%	78%	100%
China	15%	22%	0%
Hong Kong	56%	0%	0%

The above numbers are based upon unaudited pro forma combined financial information that was prepared by our management for illustrative purposes and are not intended to represent the results had the Company and GRBV actually been a combined company during the specified periods.

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Future Acquisitions

As part of our business plan to expand our operations through acquisitions, we also entered into several agreements to acquire similar businesses that service clients in Hong Kong and China as set forth below.

On July 31, 2015, we agreed to acquire all of the issued and outstanding securities of A&G International Limited, a Belize corporation (“A&G”), which provides corporate and business advisory services primarily to Hong Kong clients, pursuant to the terms of a Sale and Purchase Agreement (the “A&G Purchase Agreement”), from Ms. Yap Pei Ling. As consideration therefor, we agreed to issue to Ms. Yap 1,842,000 restricted shares of GRNQ’s common stock, representing an aggregate purchase price of $957,840 based on the average closing price of the ten trading days preceding July 31, 2015 of $0.52 per share. The purchase price was determined based on the existing business value generated from A&G. Ms. Yap Pei Ling, the director and sole shareholder of A&G, is the spouse of Lee Chong Kuang, our Chief Executive Officer, President and director.

On July 31, 2015, we agreed to acquire all of the issued and outstanding securities of Falcon Secretaries Limited, Ace Corporation Services Limited and Shenzhen Falcon Financial Consulting Limited (these companies collectively known as “F&A”), which provide corporate and business advisory services to clients in Hong Kong and China from Ms. Chen Yan Hong. As consideration therefor, GRNQ agreed to issue to Ms. Chen 2,080,200 restricted shares of GRNQ’s common stock, representing an aggregate purchase price of $1,081,704 based on the average closing price of the ten trading days preceding July 31, 2015 of $0.52 per share. The purchase price was determined based on the existing business value generated from F&A. Ms, Chen Yan Hong, the director and sole shareholder of F&A, is also the director and legal representative of Greenpro Management Consultancy (Shenzhen) Limited, one of the subsidiaries of GRNQ.

On July 31, 2015, we agreed to acquire 60% of the issued and outstanding securities of Yabez (Hong Kong) Company Limited, a Hong Kong corporation (“Yabez”), which provides Hong Kong company formation advisory services, corporate secretarial services and IT related services to Hong Kong based clients. As consideration therefor, GRNQ agreed to issue to the shareholders of Yabez 486,171 restricted shares of GRNQ’s common stock, representing an aggregate purchase price of $252,808 based on the average closing price of the ten trading days preceding July 31, 2015 of $0.52 per share. The purchase price was determined based on the existing business value generated from Yabez.

We hope to close the acquisitions of A&G, F&A and Yabez at a later date contingent upon the completion of valuations of A&G, F&A and Yabez.

To finance our working capital needs to develop and grown our venture capital business project, on August 20, 2015, we completed sale of 625,000 shares of our common stock at a price of $0.80 per share for aggregate gross proceeds of $500,000 in a private placement to ZONG YI HOLDING CO., LTD in accordance with the terms and conditions of a Subscription Agreement.

On August 21, 2015, we completed the sale of 500,000 shares of our common stock at a price of $1.00 per share for aggregate gross proceeds of $500,000 in a private placement to Mr. Thanawat Lertwattanarak and Ms. Srirat Chuchottaworn with each investor purchasing 250,000 shares. The private placement was made in accordance with the terms of a Subscription Agreement.

The shares sold in the private placement were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The bases for the availability of this exemption include the facts that the issuance was a private transaction which did not involve a public offering and the shares were offered and sold to a limited number of investors.

Description of Greenpro Resources Limited (“GRBV”)

Prior to our acquisition of GRBV, we operated and provided a wide range of business solution services varying from cloud system solution, financial consulting services and corporate accounting services to small and medium-size businesses located in Asia, with an initial focus on Hong Kong, China and Malaysia. Our comprehensive range of services cover cloud accounting solutions, cross-border business solutions, record management services, and accounting outsourcing services. With our acquisition of GRBV, we broadened our offering of cross border business services to include, among other services, tax planning, trust and wealth management, cross border listing advisory services and transaction services. We hope to develop a package solution (“Package Solution”) that will build a cloud solution into traditional accounting services. By using a Package Solution, we believe that we can assist our clients to reduce their business costs and improve their revenues.

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Our Future Venture Capital Business Segment

In the near future, we hope to enter the venture capital business in Hong Kong with a focus on companies located in Asia and Southeast Asia including Hong Kong, Malaysia, China, Thailand, and Singapore. We expect our venture capital business segment to focus on establishing a business incubator for start-up and high growth companies to support them during their critical growth periods and investing in select start-up and high growth companies. We expect to enter into this business segment through acquisition.

Results of Operation (Acquired Company-Greenpro Resources Limited)

For the six months period ended June 30, 2015 compared with the six months period ended June 30, 2014.

The following table sets forth certain operational data for the periods indicated.

	June 30, 2015	June 30, 2014

Revenues, net	$596,134	$33,079

Cost of Sales	(192,714)	(21,379)

Gross profit	403,420	11,700

Operating Expenses
General and administrative expenses	(59,321)	(41,180)
Other income, net (expense)
Interest income	379	12
Interest expense	(48,395)	(18,304)
Income tax expense	—	—
Net income (loss)	296,083	(47,772)

Revenue, nets. We generated revenues of $596,134 during the six month period ended June 30, 2015, as compared to $33,079 for the six month period ended June 30, 2014. Malaysia, Hong Kong and China accounted for 29%, 56% and 15% of our income for the six months ended June 30, 2015, respectively. The increase in revenues is due to our expanded client base and increased cross-border listing advisory projects during the six months ended June 30, 2015. We expect our revenues to continue to increase as we continue to acquire synergistic businesses and expand our operations.

Cost of Sales. Our cost of sales was $192,714 during the six months ended June 30, 2015, as compared to $21,379 for the same period ended June 30, 2014. The increase in the cost of sales was attributable to the increase in revenues from our cross-border listing advisory projects during the six months ended June 30, 2015. We expect cost of sales to increase in the near future as we continue to acquire additional businesses and expand our operations.

Gross Profit. Our gross profit for the six months ended June 30, 2015 is $403,420, as compared to $11,700 for the same period ended June 30, 2014. The increase in gross profit is attributable to the increase in revenues. We expect our gross profit to continue to increase as we continue to acquire additional businesses and expand our operations.

Operating Expenses. Our operating expenses consisted solely of general and administrative expenses of $59,321 and $41,180 for the six month period ended June 30, 2015 and 2014, respectively. General and administrative expenses primarily consisted of advertising and promotion expense, business registration and incorporation fee, depreciation on property, plant and equipment and amortization on intangible assets, rent expense, salaries and other administrative expenses. The increase in general and administrative expenses is primarily due to the increase in rent of approximately $6,100, increase in salaries of approximately $5,400, increase in employees provident fund and social security of approximately $1,500 and increase in business registration and incorporation fee of approximately $3,200. We expect operating expenses to increase as we integrate our acquired businesses and make future acquisitions.

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Other Income (Expenses). We incurred other expenses of $48,016 for the six months ended June 30, 2015, which expenses consisted of $48,395 in interest expense as offset by $379 of interest income. During the same period ended June 30, 2014, we incurred other expenses of $18,292, consisting of $18,304 in interest expense as offset by $12 of interest income. Interest expense was incurred in connection with the long-term bank loans borrowed and the surrender charge on life insurance policies and interest income relate to bank interest income generated from fixed deposits which has maturity of three months. We expect our other expenses to increase in the near future as we obtain more banking facilities for our future business expansion and acquisitions.

Comprehensive Income (Loss). We incurred comprehensive income of $262,191 during the six months ended June 30, 2015, consisting of a net profit of $296,083 and a foreign currency translation loss of $33,892. During the same period ended June 30, 2014, we incurred a comprehensive loss of $30,384, consisting of a net loss of $47,772 and a foreign currency translation income of $17,388. We expect to generate comprehensive income in the near future as continuing net income will be retained.

For the fiscal year ended December 31, 2014 compared with the fiscal year ended December 31, 2013.

The following table sets forth certain operational data for the periods indicated.

	December 31, 2014	December 31, 2013

Revenues, net	$199,648	$12,110

Cost of Sales	(116,097)	(7,639)

Gross profit	83,551	4,471

Operating Expenses
General and administrative expenses	(95,898)	(86,874)
Other expense
Interest expense	(39,159)	(16,259)
Income tax expense	—	—
Net loss	(51,506)	(98,662)

Revenue, nets. We generated revenues of $199,648 during the year ended December 31, 2014, as compared to $12,110 for the year ended December 31, 2013. For the year ended December 31, 2014, 78% and 22% of our income is derived from businesses located in Malaysia and China, respectively. The increase in revenues is due to the expansion and development of our business as most of our operating subsidiaries were incorporated in 2013. We expect our revenues to continue to increase as we continue to acquire synergistic businesses.

Cost of Sales. Our cost of sales was $116,097 during the year ended December 31, 2014, as compared to $7,639 for the year ended December 31, 2013. The increase in the cost of sales was attributable to the increase in revenues due to the expansion and development of our business. We expect cost of sales to increase in the near future as we continue to acquire additional businesses.

Gross Profit. Our gross profit for the twelve months ended December 31, 2014 is $83,551, as compared to $4,471 for the year ended December 31, 2013. The increase in gross profit is attributable to the increase in revenues. We expect our gross profit to continue to increase as we continue to acquire additional businesses.

Operating Expenses. Our operating expenses consisted solely of general and administrative expenses of $95,898 and $86,874 for the years ended December 31, 2014 and 2013, respectively. General and administrative expenses primarily consisted of advertising and promotion expense, depreciation on property, plant and equipment and amortization on intangible assets, rent expense, salaries and other administrative expenses. The increase in general and administrative expenses is mainly attributed from the increase in depreciation and amortization of approximately $26,000, the increase in rent of approximately $1,100 and offset by the aggregate decrease in other administrative expenses of approximately $16,000. We expect operating expenses to increase as we integrate our acquired businesses and make future acquisitions.

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Other Expenses. We incurred other expenses of $39,159 and $16,259 for the years ended December 31, 2014 and 2013, respectively. Other expenses consisted solely of interest expense related to the long-term bank loans borrowed and surrender charge on life insurance policy. We expect our other expenses to increase in the near future as we obtain more banking facilities for our future business expansion and acquisitions..

Comprehensive Income (Loss). We incurred comprehensive loss of $59,265 during the year ended December 31, 2014, consisting of a net loss of $51,506 and a foreign currency translation loss of $7,759. During the year ended December 31, 2013, we incurred a comprehensive loss of $100,443, consisting of a net loss of $98,662 and a foreign currency translation loss of $1,781. We expect to generate comprehensive income in the near future as net income will be retained.

Liquidity and Capital Resources

As of June 30, 2015, we had working capital deficit of $291,420 consisting of cash and cash equivalents of $322,887 as compared to working capital deficit of $523,499 and our cash and cash equivalents of $78,357 as of December 31, 2014

The Company retained a net income of $296,083 for the six months ended June 30, 2015 and incurred a net loss of $47,772 for the six months ended June 30, 2014. Non-cash expenses totaled to $49,479 for the six months ended June 30, 2015 and $19,639 for the same comparable period in 2014, which composed primarily of depreciation and amortization and surrender charge on life insurance. Net cash provided by operating activities for the six months ended June 30, 2015 was $315,865 as compared to net cash used in operating activities of $29,572 for the six months ended June 30, 2014. Net cash provided by operating activities increased $345,437 was primarily due to the increase in net income of $343,855 and the increase in non-cash expenses of $29,840.

Net cash used in investing activities for the six months ended June 30, 2015 was $96,420 as compared to $31,054 for the six months ended June 30, 2014. Net cash used in investing activities increased $65,366 were mainly due to the premium payment for the life insurance policy purchased on the life of our executive corporate advisor, and the investment cost in other non-current asset.

Net cash provided by financing activities for both the six months period ended June 30, 2015 and 2014 was $38,932 and $35,454, respectively. Net cash provided by financing activities increased $3,478 was primarily due to the increase in advances from related companies of $66,937 and reduced by the repayment to directors of $29,217 and repayment of long-term bank loans of $2,179.

As of June 30, 2015, the Company expects cash on hand of $322,887 to be able to maintain its basic operating requirements for approximately twelve months and to meet its current obligations.

As of December 31, 2014, we had working capital deficit of $523,499 consisting of cash and cash equivalents of $78,357 as compared to working capital deficit of $496,357 and our cash and cash equivalents of $25,047 as of December 31, 2013

The Company incurred net loss of $51,506 and $98,662 for the years ended December 31, 2014 and 2013, respectively. Non-cash expenses totaled to $41,224 for the year ended December 31, 2014 and $25,948 for the same comparable period in 2013, which composed primarily of depreciation and amortization and surrender charge on life insurance. Net cash provided by operating activities for the year ended December 31, 2014 was $7,202 as compared to net cash used in operating activities of $65,688 for the year ended December 31, 2013. Net cash provided by operating activities increased $72,890 was primarily due to the decrease in net loss of $47,156, increase in non-cash expenses of $15,276, increase in prepayments and other receivables of $41,036, and reduced by the decrease in accrued liabilities and other payables of $30,578.

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Net cash used in investing activities for the years ended December 31, 2014 and 2013 was $47,878 and $1,251,107, respectively. Net cash used in investing activities decreased $1,203,229 was mainly due to the purchase of property, plant and equipment during the year ended December 31, 2013.

Net cash provided by financing activities for the years ended December 31, 2014 and 2013 was $84,552 and $1,339,360, respectively. Net cash provided by financing activities decreased $1,254,808 was primarily due to the decrease in advances from directors of $495,373 and the decrease in the proceeds from long-term bank loans of $798,393.

The revenues generated from our current business operations alone may not be sufficient to fund our operations or planned growth. We will likely require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Our inability to raise additional funds when required may have a negative impact on our operations, business development and financial results.

PROPERTIES

Our principal executive offices are located at Suite 2201, 22/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong, Telephone No.: + (852) 3111 -7718, Fax No.: +(852) 3111 7720. We are subject to a two year operating lease expiring on August 31, 2016 that provides for monthly payments of approximately $8,768. During the six months period ended June 30, 2015 and 2014, lease expense totaled up to $52,605 and $488.6, respectively.

We also own the following properties which are currently used for investment purposes:

Location	Owner	Use
B-7-5, North Point Office Mid Valley City No. 1, Medan Syed Putra Utara 59200 Kuala Lumpur Malaysia	Greenpro Resources Sdn. Bhd.	Office Building
D-07-06 and D-07-07 Skypark @ One City Jalan USJ 25.1 47650 Subang Jaya, Selangor Malaysia	Greenpro Resources Sdn. Bhd.	Investment for rental and capital gains

Mid Valley City Real Estate

On August 28, 2013, acquired our Mid Valley City real estate at a purchase price of RM 1,339,566 (approximately US$407,000) on an “AS IS WHERE IS” basis. The property was delivered to us vacant on February 2, 2014.

Our Mid Valley City real estate is currently leased to Australian Agency MYC. Sdn. Bhd., an unaffiliated third party, at a monthly rental rate of RM 2,800 (approximately US$770). The lease commenced on February 1, 2014 and will expire on February 28, 2016.

One City Real Estate at Selangor

In September 2013, we acquired our commercial real estate parcels located at One City in Selangor Malaysia at a aggregate purchase price of RM 2,037,280 (approximately US$619,000). The property was delivered to us vacant on September, 2013.

Our parcels located at One City Selangor are leased to Resources Data Management Asia Sdn. Bhd., an unaffiliated third party, at a monthly rental rate of RM 10,000 (approximately US$2,750). The lease commenced on November 12, 2014 and will expire on November 11, 2016.

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We believe that our current facilities are adequate for our current needs. We intend to secure new facilities or expand existing facilities as necessary to support future growth. We believe that suitable additional space will be available on commercially reasonable terms as needed to accommodate our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 29, 2015, certain information with regard to the record and beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the record or beneficial owner of 5% or more of the Company’s common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group:

Name of Beneficial Owner(1)	Amount (number of shares)	Percentage of Outstanding Shares of Common Stock(2)
Lee Chong Kuang Director, Chief Executive Officer and President	14,535,000	43.02%
Loke Che Chan, Gilbert Director, Chief Financial Officer, Treasurer, Secretary	14,535,000	43.02%
All executive officers and directors as a group (two persons)	29,070,000	84.04%

(1)	C/o Suite 2201, 22/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong.
(2)	Applicable percentage ownership is based on 33,788,800 shares of common stock outstanding as of September 29, 2015, together with securities exercisable or convertible into shares of common stock within 60 days of September 29, 2015. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of September 29, 2015, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the present directors and executive officers of the Company.  Note that there are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers.  There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.  Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.  Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Positions and Offices

Lee Chong Kuang	43	President, Chief Executive Officer, Director
Loke Che Chan, Gilbert	60	Chief Financial Officer, Secretary, Treasurer, Director

Lee Chong Kuang, age 43, has more than 20 year-experience in auditing services and has been serving as our Chief Executive Officer, President and director since July 19, 2013. He started his professional career with Siva Tan & Co., a Chartered Accountant firm in Malaysia from 1995 to 1997. He worked at K. Y. Ho & Co, Chartered Accountants from 1997 to 2000.

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 As a qualified member of the ACCA and Malaysia Institute of Accountants, Mr. Lee earned his professional qualification from the Hong Kong Institute of Certified Public Accountants and extended his professional services covering accounting, tax, corporate structuring planning with special focus in cross-border client nature, in addition to his accounting software businesses. Mr. Lee established the Cross Border Business Association (CBBA) – a NGO (Non-Government Organization) established under Hong Kong Society Act - to provide information and professional advice in Cross Border Business for its investment members. For the Cross Border Investment especially in the mining resources companies which are growing fast since 2011, Mr. Lee continues to support its clients by using cloud platform to strengthen its clientele through the use of technology advancement and models such as SaaS, PaaS, etc., for accounting and management solution purposes.

Mr. Lee has served as director of Asia UBS Global Ltd, a Hong Kong company, which he founded in 2003, until January 30, 2015. He has served as director, Chief Financial Officer and Treasurer of Odenza Corp. (ODZA: OTCQB) since February 4, 2013. He has served as the Chief Financial Officer and director of Moxian Corporation since October 5, 2012.  The registration of Moxian Corporation was revoked on December 24, 2014.

Mr. Lee’s extensive experience in financial industry as well as his accounting background has led the Board of Director to reach a conclusion that he should serve as a Director of the Company.

Loke Che Chan, Gilbert, age 60, has served as our Chief Financial Officer, Treasurer and Director since inception on July 19, 2013. Mr. Loke has extensive knowledge in accounting and has been an accountant for more than 30 years. He was trained and qualified with UHY (formerly known as Hacker Young), Chartered Accountants, one of the large accounting firms based in London, England between 1980 and 1988. His extensive experience in auditing, accounting, taxation, SOX compliance and corporate listing has prompted him to specialize in corporate advisory, risk management and internal controls serving those small medium-sized enterprises.

Mr. Loke worked as an independent, non-executive director of ZMay Holdings Limited, a public company listed on the Hong Kong Stock Exchange from January 2008 to July 2008 and as Chief Financial Officer for Asia Properties Inc. from May 31, 2011 to March 28, 2012 and Sino Bioenergy Inc., with both companies listed on the OTC Markets in the US, from 2011 to 2012. Mr. Loke has served as the Chief Executive Officer and a director of Greenpro Resources Corporation since October 16, 2012. He has also served the Chief Executive Officer and a director of Moxian Corporation since October 5, 2012. The registrations of Moxian Corporation and Greenpro Resources were revoked on December 24, 2014. Mr. Loke has served as an independent director of Odenza Corp. (ODZA: OTCQB) from February 4, 2013 to May 28, 2015. He has also served as the Chief Financial Officer, Secretary, Treasurer, and a director of CGN Nanotech, Inc. since September 4, 2014.

Mr. Loke earned his degree of MBA from Bulacan State University, Philippines, and earned his professional accountancy qualifications from the ACCA, AIA and HKICPA. He also earned other professional qualifications from the HKICS, ICSA as Chartered Secretary, FPAM - Malaysia as Certified Financial Planner and ATIHK as tax adviser in Hong Kong.

The Board of Director reached a conclusion that Mr. Loke should serve as a director of the Company based on his extensive experience in accounting and financial business.

Significant Employees And Consultants

Other than our officers and directors, we currently have no other significant employees.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

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No executive officer or director has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or
•	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our executive officers currently receive compensation for their services as executive officers of the Company in accordance with the terms of their agreements with the company.

The entire board of directors performs the functions that would be performed by a compensation committee.   The directors determine the compensation of the Company’s executives by assessing the value of each of its executives and collectively determine the amount of compensation required to retain the services of the company’s executives.  We base the amount of compensation for our executives on negotiations between us and the executive.  We did not perform any formal third party benchmarking or other market analysis with respect to the amount of such executive’s compensation

In approving compensation necessary to attract and retain our present executive officers, the board of directors concluded that the salary provided to our executive officer is reasonable considering the early stage of development of our business.  The objective of the compensation plan is to provide our executives with competitive remuneration for their skills such that we can retain our personnel for an extended period of time.  We will review our compensation programs from time to time and take Company performance as well as general market conditions into account when implementing our compensation programs.

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Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended December 31, 2014 and 2013.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Lee Chong Kuang Director, Chief Executive Officer and President	2014	40,000	0	0	0	40,000
	2013	0	0	0	0	0
Loke Che Chan, Gilbert Director, Chief Financial Officer, Treasurer, Secretary	2014	40,000	0	0	0	40,000
	2013	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

We are parties to a three year employment contract with each of Loke Che Chan, Gilbert, our Chief Financial Officer, Secretary, and director, and Mr. Lee Chong Kuang, our Chief Executive Officer, President and director. Each employment agreement commenced September 1, 2014, and expires August 31, 2017. Under the terms of the agreements, each of Messrs. Loke and Lee will receive a monthly salary equal to $8,000, and a monthly housing allowance of $2,000, both which may also be payable in Hong Kong Dollars. In addition, each of Messrs. Loke and Lee is entitled to receive an additional 864,00 shares of our common stock upon the expiration of this agreement, based upon a $0.50 per share price. Messrs. Loke and Lee are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with their services on our behalf. The employment agreements also contain normal and customary terms relating to confidentiality, indemnification, nonsolicitation and ownership of intellectual property. The foregoing descriptions of the employment agreements of Messrs. Loke and Lee are summaries only and are qualified in their entirety by copies of their employment agreements filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Equity Awards

Except as set forth in the Narrative Disclosure to Summary Compensation Table disclosure above, there are no options, warrants or convertible securities outstanding.  At no time during the last fiscal year with respect to any of any of our executive officers was there:

•	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Compensation of Directors

During our fiscal year ended December 31, 2014, and up to the date of this Current Report, we did not provide compensation to our directors for serving as our director.  We currently have no formal plan for compensating our director for his services in his capacity as director, although we may elect to issue stock options or provide cash compensation to such person from time to time in the future.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

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Compensation Committee Interlocks and Insider Participation

Our board of directors is comprised of Lee Chong Kuang and Loke Che Chan, Gilbert.  Mr. Lee is our Chief Executive Officer and Mr. Loke is our Chief Financial Officer and Secretary. The entire board of directors performs the functions that would be performed by a compensation committee.  All of the directors participate in deliberations concerning the compensation paid to executive officers.

Lee Chong Kuang currently serves and during the last completed fiscal year served as the director, Chief Financial Officer and Treasurer of Odenza Corp. (ODZA: OTCQB) and the Chief Financial Officer and director of Moxian Corporation. The registration of Moxian Corporation was revoked on December 24, 2014. Loke Che Chan, Gilbert currently serves and during the last completed fiscal year served as a director of Odenza Corp. (ODZA: OTCQB) and a director of Moxian Corporation. The registration of Moxian Corporation was revoked on December 24, 2014. Mr. Loke has served as an independent director of Odenza Corp. (ODZA: OTCQB) from February 4, 2013 to May 28, 2015. As directors of Odenza Corp. and Moxian Corporation Messrs. Lee and Loke participated in deliberations concerning the compensation paid to executive officers of their respective corporations.

Messrs. Lee and Loke were parties to certain other related transactions more fully described in the section entitled “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, we have not been a party to any transaction since July 19, 2013 (our inception), in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or void-able if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

Transactions of the Company

In August 2013, the Company issued two 8% Convertible Promissory Notes (the “Notes”) to our Chief Executive Officer, Lee Chong Kuang and our Chief Financial Officer, Loke Che Chan, Gilbert (the “Holders”), in the principal amount of $41,250 for each Note, pursuant to certain Securities Purchase Agreements dated August 12, 2013. The Notes were convertible into the Company’s Common Stock at the Holders’ election at a conversion price of $.00825 per share. On August 31, 2014, the maturity date of the Notes, the Holders elected to convert $41,250 of the principle sum of the Note into 5,000,000 shares of common stock of the Company for each note, for an aggregate of 10,000,000 shares of our common stock.

During the six months period ended June 30, 2015, our shareholders, Mr. Thanawat Lertwattanarak and Ms. Srirat Chuchottaworn advanced collectively $1,171,000 to the Company, which bears no interest and is payable upon demand, for the purpose of business development.

As of June 30, 2015, we have advanced $1,197,352 to a related company controlled by the directors of the Company, Lee Chong Kuang and Loke Che Chan, Gilbert, for the purpose of business development, which bears no interest and is payable upon demand.

In July 2015, the Company issued two 8% Convertible Promissory Notes (the “Notes”) to Mr.Thanawat Lertwattanarak and Ms. Srirat Chuchottaworn (the “Holders”), in the principal amount of $585,500 for each Note, pursuant to certain Securities Purchase Agreements dated July 10, 2015. The Notes were convertible into the Company’s Common Stock at the Holders’ election at a conversion price of $1 per share. On August 31, 2015, the Holders elected to convert $585,500 of the principle sum of the Note into 585,500 shares of common stock of the Company for each note, for an aggregate of 1,171,000 shares of our common stock.

On July 31, 2015, GRNQ and Ms. Yap Pei Ling, the sole shareholder of A&G International Limited, a Belize corporation (“A&G”), and spouse of Lee Chong Kuang, our Chief Executive Officer, President and director, entered into a Sale and Purchase Agreement (the “A&G Purchase Agreement”), pursuant to which GRNQ agreed to acquire 100% of the issued and outstanding securities of A&G. As consideration therefor, GRNQ agreed to issue to the shareholder of A&G 1,842,000 restricted shares of GRNQ’s common stock, representing an aggregate purchase price of $957,840 based on the average closing price of the ten trading days preceding July 31, 2015 of $0.52 per share. The purchase price was determined based on the existing business value generated from A&G. The foregoing description of the A&G Purchase Agreement is a summary only and is qualified in its entirety by the copy of the Agreement filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Transactions of GRBV, the acquired company

On May 15, 2015, GRBV purchased insurance on the life of an executive Corporate Advisor of the Company. As beneficiary, the Company receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all benefits payable.   The cash surrender value of this life insurance is pledged as collateral against $116,473 (approximately HK$903,000) credit facility with Hang Seng Bank Limited.  Cash value of this life insurance is presented in the accompanying financial statement, net of the policy loan. The loan carry interest at an effective rate of 1.75% per annum over 1 months Hong Kong Interbank Offered Rate (“HIBOR”), payable with one lump sum on maturity in May 2016, which are secured by the cash value of the life insurance policy and personally guaranteed by Mr. Lee Chong Kuang and Mr. Loke Che Chan, the directors of the Company.

A summary of net cash surrender value of life insurance as of June 30, 2015 is reported as below:

Cash surrender value of life insurance	$151,464
Less: policy loan balance outstanding	(116,473)

Cash surrender value of life insurance, net	$34,991

As of June 30, 2015, GRBV received temporary advances of $115,583 from various related companies controlled by the spouse of a director of the Company, Lee Chong Kuang, for working capital purpose. The amounts are unsecured, bear no interest and are payable upon demand.

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As of June 30, 2015, the directors of GRBV, Lee Chong Kuang and Loke Che Chan, Gilbert advanced collectively $472,665 to GRBV, which is unsecured, bears no interest and is payable upon demand, for working capital purpose.

As of June 30, 2015 and 2014, GRBV engaged in the following related party transactions:

	Six months ended June 30,
	2015	2014
Business consulting and advisory service income
- Shenzhen Falcon Financial Consultancy Limited	$10,324	$6,352
- Weld Asia Investment Consultancy (Shenzhen) Limited	2,065	8,795

	12,389	15,147

The above related companies are under common control of Ms. Chen Yanhong, the director of Greenpro Management Consultancy (Shenzhen) Limited, a wholly-owned subsidiary of the Company.

As of December 31, 2014 and 2013, GRBV engaged in the following related party transactions :

	Years ended December 31,
	2014	2013
Business consulting and advisory service income
- Shenzhen Falcon Financial Consultancy Limited (1)	$18,853	$—
- Weld Asia Investment Consultancy (Shenzhen) Limited (1)	8,787	—
- CGN Nanotech Inc. (2)	1,032

	28,672	—
Cost of service
- Asia UBS Global Limited (3)	$—	$6,295

(1) Shenzhen Falcon Financial Consultancy Limited and Weld Asia Investment Consultancy (Shenzhen) Limited are under common control of Ms. Chen Yanhong, the director of Greenpro Management Consultancy (Shenzhen) Limited, a wholly-owned subsidiary of the Company.

(2) Loke Che Chan, Gilbert, our Chief Financial Officer, Secretary and director is the Chief Financial Officer, Treasurer, Secretary, and director of CGN Nanotech Inc.. Messrs. Loke and Lee also beneficially own approximately 20% of the issued and outstanding securities of CGN Nanotech Inc., which are held by Greenpro Venture Cap (CGN) Limited, a voting and investment company owned by Lee Chong Kuang and Loke Che Chan, Gilbert.

(3) Asia UBS Global Limited is under common control of Ms. Yap Pei Ling, the spouse of the director of the Company.

As of December 31, 2014 and 2013, GRBV received temporary advances of $48,037 and $545, respectively from various related companies controlled by the spouse of a director of the Company, Lee Chong Kuang, for working capital purposes. The amounts are unsecured, bear no interest and are payable upon demand.

As of December 31, 2014 and 2013, the directors of GRBV, Lee Chong Kuang and Loke Che Chan, Gilbert, collectively advanced $494,253 and $481,897, respectively, to GRBV, which amounts are unsecured, bear no interest and are payable upon demand, for working capital purposes.

We believe that all of these related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

36

LEGAL PROCEEDINGS

We are not a party to any legal or administrative proceedings that we believe, individually or in the aggregate, would be likely to have a material adverse effect on our financial condition or results of operations.  We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. There are no pending legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, is a party adverse to the Company or has a material interest adverse to the Company. The Company’s mineral claim is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Our common stock is quoted on the Over the Counter Bulletin Board under the symbol GRNQ. Our securities were first quoted July 9, 2015. As of September 28, 2015, the closing price of our securities was $2.50.

The following table sets forth the high and low per share bid information for the periods presented as reported on the OTCQB. Such high and low bid information reflects inter-dealer quotes, without retail markup, markdown or commissions and may not represent actual transactions. There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.

Price Range
	High		Low
Fiscal 2015*
First quarter	$	N/A	$	N/A
Second quarter	$	N/A	$	N/A
Third quarter		$11.0		$0.35

*Based on a fiscal year end of 12/31.

(b) Approximate Number of Holders of Common Stock

As of September 29, 2015, there were approximately 52 shareholders of record of our common stock. Such number does not include any shareholders holding shares in nominee or “street name”.

(c)  Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

(d)  Equity Compensation Plan Information

There are no options, warrants or convertible securities outstanding.

(e)  Recent Sales of Unregistered Securities

In addition to the securities issued in connection with the acquisition of GRBV and securities to be issued upon the consummation of acquisitions of A&G, F&A and Yabez, we also issued securities in connection with the following transactions.

37

Debt Repayment Through Share Issuance

On August 2013, the Company issued two 8% Convertible Promissory Notes (the “Notes”) to our Chief Executive Officer, Lee Chong Kuang and our Chief Financial Officer, Loke Che Chan, Gilbert (the “Holders”), in the principal amount of $41,250 for each Note, pursuant to certain Securities Purchase Agreements dated August 12, 2013. The Notes may be convertible to the Company’s Common Stock at the Holders’ election at a conversion price of $.00825 per share. The maturity date for the Notes has been extended to 31 August 2014 at 8% interest rate per annum. On May 6, 2014, Mr. Lee and Mr. Loke and the Company signed the Letter of Amendment to extend the maturity date of both Notes to August 31, 2014.

On August 31, 2014, maturity date of the Notes, the Holders elected to convert $41,250 of the principle sum of the Note into 5,000,000 shares of common stock of the Company for each Note. The Company issued an aggregate of 1,000,000 restricted shares to the Holders pursuant to their conversion.

The Company issued the aforementioned 1,000,000 shares of common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(2) of the Securities Act due to the fact that the issuance did not involve a public offering of securities. The shares are deemed to be restricted securities under Rule 144 of the Securities Act and are subject to the resale restrictions of Rule 144.

On August 31, 2015, Greenpro Capital Corp., a Nevada corporation (“Greenpro”), issued an aggregate of 1,171,000 restricted shares of common stock to Thanawat Lertwattanarak (“Thanawat”) and Srirat Chuchottaworn (“Srirat”) in total. Half of the issued shares -585,500 shares - were issued pursuant to Thanawat’s conversion of a promissory note in the principal amount of $585,500 issued by the Company to Thanawat on July 10, 2015; and the remaining 585,500 shares were issued pursuant to Srirat’s conversion of a promissory note in the principal amount of $585,500 issued by the Company to Srirat on July 10, 2015. Upon Thanawat and Srirat’s conversion of the two promissory notes, the indebtedness outstanding under the promissory notes was deemed satisfied and such notes were cancelled.

The Company issued the aforementioned 1,171,000 shares of common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(2) of the Securities Act due to the fact that the issuance did not involve a public offering of securities. The shares are deemed to be restricted securities under Rule 144 of the Securities Act and are subject to the resale restrictions of Rule 144.

Private Placement

On September 23, 2014, Greenpro Capital Corp. completed three private placements where it totally issued 422,800 common shares at 0.25 per share to investors for $105,700.

On August 20, 2015, Greenpro Capital Corp. (the “Company”) completed the issuance and sale of an aggregate of 625,000 shares at a price of $0.80 per share with each share consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in a private placement to ZONG YI HOLDING CO., LTD (the “Zong Yi”). pursuant to a Subscription Agreement dated as of August 20, 2015 between the Company and Zong Yi. The $500,000 in proceeds went directly to the Company.

On August 21, 2015, the Company completed the issuance and sale of an aggregate of 500,000 shares at a price of $1.00 per share with each share consisting of one share of the Company’s common stock, par value $0.0001 per share in a private placement to Mr. Thanawat Lertwattanarak and Ms. Srirat Chuchottaworn (the “Investors”) pursuant to a Subscription Agreement dated as of August 21, 2015 between the Company and each Investor. Each investor purchased 250,000 shares and the total proceeds to the Company amounted to $500,000.

The Company will use the net proceeds amounted to $1,000,000 from these offering to fund its venture capital project in Hong Kong and expand the Company’s internal development.

The shares sold in the private placement were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The bases for the availability of this exemption include the facts that the issuance was a private transaction which did not involve a public offering and the shares were offered and sold to a limited number of investors.

38

DESCRIPTION OF SECURITIES

The following is a description of the material provisions of our capital stock, as well as other material terms of our Articles of Incorporation and Bylaws.  We refer you to our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to this report.

Common Stock

We are authorized, subject to limitations prescribed by Nevada law, to issue up to 500,000,000 shares of common stock with a nominal par value of $.0001.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Under our articles of incorporation, stockholders do not have the right to cumulate votes for the election of directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

We are authorized, subject to limitations prescribed by Nevada law, to issue up to 100,000,000 shares of preferred stock, with a par value of $0.0001 per share.  Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.  We have no current plan to issue any shares of preferred stock.

Options

As of the date of this report, we had no outstanding options to purchase shares of our common stock.

Anti-takeover Provisions

Some of the provisions of Nevada law, our articles of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

39

Nevada Anti-Takeover Laws and Certain Articles and Bylaws Provisions

Provisions of Nevada law and our articles of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;
•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Our articles of incorporation or bylaws provide that:

•	our board of directors may designate the terms of, and issue a new series of preferred stock with, voting or other rights without stockholder approval;
•	a unanimous vote of the authorized number of directors will generally have the power to adopt, amend or repeal our bylaws without stockholder approval; and

•	our stockholders may not cumulate votes in the election of directors.

We also expect to enter into indemnification agreements with our officers and directors to indemnify them against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures. These provisions of our articles of incorporation or bylaws may have the effect of delaying, deferring or discouraging another person or entity from acquiring control of us.

In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations.  These laws provide generally that any person that acquires 20% or more of the outstanding voting shares of certain Nevada corporations in the secondary public or private market must follow certain formalities before such acquisition or they may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  These laws will apply to us if we conduct business in Nevada directly or indirectly through an affiliated corporation and have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise.  These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors.  Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.  These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada law also provides that if a person is the “beneficial owner” of 10% or more of the voting power of certain Nevada corporations, such person is an “interested stockholder” and may not engage in any “combination” with the corporation for a period of three years from the date such person first became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder.  Another exception to this prohibition is if the combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder at a meeting, no earlier than three years after the date that the person first became an interested stockholder.  These laws generally apply to Nevada corporations with 200 or more stockholders of record, but a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws.  We have not made such an election in our Articles of Incorporation.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interest of, the corporation.

40

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law requires that a corporation must indemnify a director, officer, employee or agent of the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding of the type described in the second sentence of the foregoing paragraph, to the extent such person has been successful on the merits or otherwise in defense of any such action, suit or proceeding.

 Nevada law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person (i) is not liable for a breach of fiduciary duties involving intentional misconduct, fraud or a knowing violation of law, or (ii) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.   Any permissive indemnification permitted under Nevada law may be made only as authorized in each specific case upon a determination that indemnification is proper because the indemnitee has met the applicable standard of conduct, with such determination to be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding (c) the order of a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, by independent legal counsel in a written opinion; or (d) independent legal counsel in a written opinion (if either a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders or if such a quorum cannot be obtained).

Nevada law prohibits indemnification with respect to any claim, issue or matter as to which such person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The right to indemnification does not exclude any other rights to which the person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office

We expect to enter into indemnification agreements with our directors and officers pursuant to whom we will agree to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under Nevada law or otherwise, the Company has been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

41

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES Condensed Consolidated Financial Statements For The Six Months Ended June 30, 2015 And 2014 (Unaudited)

F-1

GREENPRO RESOURCES LIMITED  AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(Currency expressed in United States Dollars (“US$”))

	As of
	June 30, 2015	December 31, 2014
ASSETS	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$322,887	$78,357
Accounts receivable	29,281	—
Prepayments and other receivables	13,150	15,600

Total current assets	365,318	93,957

Non-current assets:
Property, plant and equipment, net	998,048	1,086,592
Intangible assets, net	3,353	3,428
Cash surrender value of life insurance, net	34,991	16,545
Other non-current asset – related party	38,710	—

TOTAL ASSETS	$1,440,420	$1,200,522

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Amounts due to related companies	$115,583	$48,037
Amounts due to directors	472,665	494,253
Current portion of long-term bank loans	14,491	15,067
Accrued liabilities and other payables	53,999	60,099

Total current liabilities	656,738	617,456

Non-current liabilities
Long-term bank loans	681,197	742,772

Total liabilities	1,337,935	1,360,228

Commitments and contingencies

Stockholders’ equity:
Issued capital, 50,000 shares authorized as of June 30, 2015 and December 31, 2014, US$1 par value, 2 shares issued and outstanding, as of June 30, 2015 and December 31, 2014	2	2
Accumulated other comprehensive loss	(43,432)	(9,540)
Retained earnings (accumulated deficit)	145,915	(150,168)

Total stockholders’ equity (deficit)	102,485	(159,706)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,440,420	$1,200,522

See accompanying notes to the condensed consolidated financial statements.

F-2

GREENPRO RESOURCES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(Currency expressed in United States Dollars (“US$”)

(Unaudited)

	Six months ended June 30,
	2015	2014

REVENUES, NET
- Rental income	$18,463	$12,128
- Business consulting and advisory service income
- related party	12,389	15,147
- non-related party	565,282	5,804

Total revenues	596,134	33,079

COST OF REVENUES
- Cost of rental	(3,474)	(5,835)
- Cost of service	(189,240)	(15,544)

	(192,714)	(21,379)

GROSS PROFIT	403,420	11,700

OPERATING EXPENSES:
General and administrative	(59,321)	(41,180)

INCOME (LOSS) FROM OPERATIONS	344,099	(29,480)

OTHER EXPENSES:
Interest income	379	12
Interest expense	(48,395)	(18,304)

INCOME (LOSS) BEFORE INCOME TAX	296,083	(47,772)

INCOME TAX EXPENSE	—	—

NET INCOME (LOSS)	296,083	(47,772)

Other comprehensive loss:
- Foreign currency translation (loss) income	(33,892)	17,388

COMPREHENSIVE INCOME (LOSS)	262,191	(30,384)

See accompanying notes to the condensed consolidated financial statements.

F-3

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Six months ended June 30,
	2015	2014

Cash flows from operating activities:
Net income (loss)	$296,083	$(47,772)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	18,105	19,639
Surrender charge on life insurance, non-cash	31,374	—
Changes in operating assets and liabilities:
Accounts receivable	(29,276)	—
Prepayments and other receivables	1,863	10,091
Accrued liabilities and other payables	(2,284)	(11,530)

Net cash provided by (used in) operating activities	315,865	(29,572)

Cash flows from investing activities:
Purchase of property, plant and equipment	(7,890)	(31,054)
Payment for life insurance premium	(49,820)	—
Investment in other non-current asset	(38,710)	—
Net cash used in investing activities	(96,420)	(31,054)

Cash flows from financing activities:
Advances from related companies	69,619	2,682
(Repayment to) advances from directors	(23,525)	5,692
Proceeds from bank borrowings	—	32,063
Repayment of bank borrowings	(7,162)	(4,983)

Net cash provided by financing activities	38,932	35,454

Effect of exchange rate changes in cash and cash equivalents	(13,847)	11,110

NET CHANGE IN CASH AND CASH EQUIVALENTS	244,530	(14,062)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	78,357	25,047

CASH AND CASH EQUIVALENTS, END OF PERIOD	$322,887	$10,985

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income tax	$—	$—
Cash paid for interest	$17,049	$18,304

See accompanying notes to the condensed consolidated financial statements.

F-4

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE—1     ORGANIZATION AND BUSINESS BACKGROUND

Greenpro Resources Limited (the “Company” or “GRBV”) was incorporated under the laws of the British Virgin Islands on July 3, 2012 with 50,000 ordinary shares authorized at a par value of $1 per share. As of December 31, 2014, GRBV has 2 ordinary shares issued and outstanding. The Company and its subsidiaries mainly engage in the provision of business consulting and advisory services and investment in land and buildings located in Asia Pacific Region, including Hong Kong, China and Malaysia.

Summary of the Company’s subsidiaries:

	Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1.	Greenpro Holding Limited (“GHL”)	Hong Kong July 22, 2013	100 issued shares of ordinary shares of HK$ 1 each	Investment holding

2.	Greenpro Financial Consulting Limited (“GFCL”)	Belize July 26, 2012	1 issued share of US$ 1 each	Provision of business consulting and advisory services and investment holding

3.	Greenpro Resources (HK) Limited (“GRL(HK)”)	Hong Kong April 5, 2012	1,075,002 issued share of HK$ 1 each	Investment holding

4.	Greenpro Resources Sdn. Bhd. (“GRSB”)	Malaysia April 26, 2013	1,000,000 issued shares of ordinary shares of MYR 1 each	Provision of business consulting and advisory services and investment in land and buildings

5.	Greenpro Global Advisory Sdn. Bhd. (“GGASB”)	Malaysia January 23, 2013	100,000 issued shares of ordinary shares of MYR 1 each	Provision of business consulting and advisory services

6.	Greenpro Management Consultancy (Shenzhen) Limited (“GMC(SZ)”)	The People’s of Republic China (“PRC”) August 30, 2013	RMB100,000 paid-in capital	Provision of corporate consulting services

GRBV and its subsidiaries are hereinafter referred to as the “Company”.

NOTE—2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

•	Basis of presentation

The accompanying condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Basis of consolidation

F-5

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

•	Use of estimates

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Accounts receivable

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due on demand. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

•	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Expected useful life	Residual value
Leasehold land and buildings	50 years	—
Furniture and fixtures	3 - 10 years	5%
Office equipment	3 - 10 years	5%
Leasehold improvement	10 years	—

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Depreciation expense for the six months ended June 30, 2015 and 2014 were $18,030 and $19,639, respectively.

•	Intangible assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the registration costs of trade marks registered in Hong Kong, the PRC, and Malaysia, which are amortized on a straight-line basis over a useful live of ten years.

Amortization expense for the six months ended June 30, 2015 and 2014 were $75 and $0, respectively.

•	Impairment of long-lived assets

Long-lived assets primarily include property, plant and equipment, intangible assets, life insurance and other non-current assets. In accordance with the provision of ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, the Company generally conducts its annual impairment evaluation to its long-lived assets, usually in the fourth quarter of each year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is measured at the reporting unit level. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment charge for the periods presented.

F-6

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

•	Cash value of life insurance

The cash value of life insurance relates to the Company-owned life insurance policies on the general manager and executive corporate advisor of the Company, which is stated at the cash surrender value of the contract.

•	Other non-current asset - related party

Investments in certain companies over which the Company exerts significant influence, but do not control the financial and operating decisions, are accounted for as equity method investments. Other investments that are not controlled, and over which the Company do not have the ability to exercise significant influence, are accounted for under the cost method. Both equity and cost method investments are included as Other Non-current Assets in the Condensed Consolidated Balance Sheets.

As of June 30, 2015, the Company invested $38,710 in a related company, which was incorporated in Hong Kong, with 3,400,000 ordinary shares authorized, issued and outstanding at a par value of HK$1 per share. The Company owns 8.8% equity interest in this related company with Mr. Lee Chong Kuang and Mr. Loke Che Chan, Gilbert as common directors.

•	Comprehensive loss

Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company’s accumulated other comprehensive loss consists of cumulative foreign currency translation adjustments.

•	Revenue recognition

The Company recognizes its revenue in accordance with ASC Topic 605, “Revenue Recognition”, upon the delivery of its products when: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

Revenue from rental of leasehold land and buildings are recognized on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased assets.

The Company leases its commercial office premises in Malaysia under various non-cancelable operating leases with terms of two to three years and renewal options. For the six months ended June 30, 2015, the Company has recorded $18,463 in rental revenue, based upon its annual rental over the life of the lease under operating lease, using straight-line method.

As of June 30, 2015, the Company has the aggregate future minimum rental receivable under the non-cancelable leases over the next two years consisted of the followings:

Period ending June 30:
2016	$31,358
2017	9,534

Total	$40,892

Revenue from the provision of business consulting and advisory services is recognized when services are rendered and the collection of relevant receivables is probable.

•	Cost of revenues

Cost of revenue on rental shown on the accompanying statements of operations include costs associated with government rent and rates, repairs and maintenance, property insurance, and other related administrative costs. Property management fee and utility expenses are paid directly by tenants.

Costs of revenue on business consulting and advisory services primarily consist of employee compensation and related payroll benefits, company formation cost and professional fees directly attributable to cost in related to the business consulting and advisory services rendered.

F-7

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

•	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in BVI, Belize, Hong Kong, Malaysia and China and is subject to tax in its own jurisdiction. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries maintain their books and record in a local currency, Malaysian Ringgit (“MYR”), Renminbi (“RMB”), and Hong Kong Dollars (“HK$”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity. The gains and losses are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the six months ended June 30,
	2015	2014
Period-end MYR : US$1 exchange rate	3.7758	3.2112
Period-average MYR : US$1 exchange rate	3.6352	3.2653
Period-end RMB : US$1 exchange rate	6.0888	6.1552
Period-average RMB : US$1 exchange rate	6.1128	6.1397
Period-end HK$ : US$1 exchange rate	7.7522	7.7511
Period-average HK$ : US$1 exchange rate	7.7535	7.7557

•	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

F-8

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

•	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, deposits, prepayments and other receivables, amount due to directors, amount due to related companies, accrued liabilities and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

-	Level 1 : Observable inputs such as quoted prices in active markets;

-	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

-	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

•	Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after January December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In June 2014, the FASB issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718).   The pronouncement was issued to clarify the accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The pronouncement is effective for reporting periods beginning after December 15, 2015. The adoption of ASU 2014-12 is not expected to have a significant impact on the Company’s consolidated financial position or results of operations.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements - Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which establishes management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and, if so, to provide related footnote disclosures. ASU 2014-15 provides a definition of the term “substantial doubt” and requires an assessment for a period of one year after the date that the financial statements are issued or available to be issued. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The guidance is effective for the annual periods ending after December 15, 2016 and interim periods thereafter with early adoption permitted. The Company is currently evaluating the impact the adoption of ASU 2014-15 on the Company’s financial statement presentation and disclosures.

In January 2015, the FASB issued ASU No. 2015-01 (Subtopic 225-20) - Income Statement - Extraordinary and Unusual Items.  ASU 2015-01 eliminates the concept of an extraordinary item from GAAP.  As a result, an entity will no longer be required to segregate extraordinary items from the results of ordinary operations, to separately present an extraordinary item on its income statement, net of tax, after income from continuing operations or to disclose income taxes and earnings-per-share data applicable to an extraordinary item.  However, ASU 2015-01 will still retain the presentation and disclosure guidance for items that are unusual in nature and occur infrequently.  ASU 2015-01 is effective for periods beginning after December 15, 2015.  The adoption of ASU 2015-01 is not expected to have a material effect on the Company’s consolidated financial statements.  Early adoption is permitted.

F-9

As of June 30, 2014, there is no recently issued accounting standards not yet adopted that would have a material effect on the Companies’ consolidated financial statements.

NOTE—4     PROPERTY, PLANT AND EQUIPMENT

	As of
	June 30, 2015	December 31, 2014
		(Audited)
Leasehold buildings	$1,044,213	$1,044,213
Furniture and fixtures	71,561	69,418
Office equipment	10,359	10,359
Leasehold improvement	88,865	83,118

	1,214,998	1,207,108
Less: Accumulated depreciation	(70,458)	(52,428)
Foreign exchange translation	(146,492)	(68,088)

Total	$998,048	$1,086,592

Depreciation expense was $18,030 and $19,639 for the six months ended June 30, 2015 and 2014, respectively.

NOTE—5     CASH SURRENDER VALUE OF LIFE INSURANCE

On September 9, 2013, the Company purchased insurance on the life of the General Manager of the Company. As beneficiary, the Company receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all benefits payable.   Net cash surrender value of this life insurance is presented in the accompanying financial statement, net of surrender charge.

On May 15, 2015, the Company purchased additional insurance on the life of an executive Corporate Advisor of the Company. As beneficiary, the Company receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all benefits payable.   The cash surrender value of this life insurance is pledged as collateral against $116,473 (approximately HK$903,000) credit facility with Hang Seng Bank Limited.  Cash value of this life insurance is presented in the accompanying financial statement, net of the policy loan. The loan carry interest at an effective rate of 1.75% per annum over 1 months Hong Kong Interbank Offered Rate (“HIBOR”), payable with one lump sum on maturity in May 2016, which are secured by the cash value of the life insurance policy and personally guaranteed by Mr. Lee Chong Kuang and Mr. Loke Che Chan, the directors of the Company.

A summary of net cash surrender value of life insurance as of June 30, 2015 is reported as below:

Cash surrender value of life insurance	$151,464
Less: policy loan balance outstanding	(116,473)

Cash surrender value of life insurance, net	$34,991

NOTE—6     AMOUNTS DUE TO RELATED COMPANIES

As of June 30, 2015, the balances represented temporary advances made to the Company by various related companies controlled by the spouse of a director of the Company for working capital purpose. The amounts are unsecured, bears no interest and is payable upon demand.

F-10

NOTE—7        AMOUNTS DUE TO DIRECTORS

As of June 30, 2015, the directors of the Company advanced the amount of $472,665 to the Company, which is unsecured, bears no interest and is payable upon demand, for working capital purpose.

NOTE—8        LONG-TERM BANK LOANS

	As of
	June 30, 2015	December 31, 2014
Bank loans from financial institutions in Malaysia		(Audited)
Standard Chartered Saadiq Berhad	$415,690	$453,556
United Overseas Bank (Malaysia) Berhad	279,998	304,283
	695,688	757,839
Less: current portion	(14,491)	(15,067)

Bank loan, net of current portion	$681,197	$742,772

In May 2013, the Company obtained a loan in the principal amount of $495,170 (approximately MYR1,630,000) from Standard Chartered Saadiq Berhad, a financial institution in Malaysia to finance the acquisition of leasehold office units at Skypark One City, Selangor in Kulua Lumpur, Malaysia which bears interest at the base lending rate less 2.1% per annum with 300 monthly installments of $2,840 (approximately MYR9,300) each and will mature in May 2038. The mortgage loan is secured by (i) the first legal charge over the property, (ii) personally guaranteed by Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert, the directors of the Company, and (iii) corporate guaranteed by a related company which controlled by the directors of the Company.

In August 2013, the Company, through Mr. Lee Chong Kuang, the director of the Company, obtained a loan in the principal amount of $326,530 (approximately MYR1,075,000) from United Overseas Bank (Malaysia) Berhad, a financial institution in Malaysia to finance the acquisition of a leasehold office unit at Northpoint, Mid Valley City in Kulua Lumpur, Malaysia which bears interest at the base lending rate less 2.2% per annum with 360 monthly installments of $1,645 (approximately MYR5,400) each and will mature in August 2043. The mortgage loan is secured by the first legal charge over the property.

Maturities of the long-term bank loans for each of the five years and thereafter following June 30, 2015 are as follows:

Period ending June 30:
2016	$14,491
2017	15,271
2018	16,000
2019	16,764
2020	17,483
Thereafter	615,679

Total	$695,688

For the six months ended June 30, 2015 and 2014, the base lending rate is 6.85% per annum.

F-11

NOTE—9        INCOME TAXES

The income (loss) before income taxes of the Company for the six months ended June 30, 2015 and 2014 were comprised of the following:

	For the six months ended June 30,
	2015	2014

Tax jurisdictions from:
– BVI	$171,613	$(110)
– Belize	199,669	—
– Malaysia	(35,166)	(37,396)
– Hong Kong	(32,400)	(1,946)
– The PRC	(7,633)	(8,320)

Income (loss) before income taxes	$296,083	$(47,772)

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. During the periods presented, the Company has subsidiaries that operate in BVI, Belize, Hong Kong, the PRC, and Malaysia that are subject to tax in the jurisdictions in which they operate, as follows:

British Virgin Islands

Under the current BVI law, GRBV is not subject to tax on income. For the six months ended June 30, 2014 and 2014, GRL incurred an operating income of $171,613 and operating loss of $110, respectively.

Belize

Under the current Laws of Belize, GFCL is registered as a Belizean International Business Corporation which is subject to 0%. For the six months ended June 30, 2015 and 2014, GFCL generated a net operating income of $199,669 and $0, respectively.

Hong Kong

GHL and GRL(HK) are subject to Hong Kong Profits Tax, which is charged at the statutory income tax rate of 16.5% on its assessable income. For the six months ended June 30, 2015 and 2014, GHL and GRL(HK) incurred an aggregated operating loss of $32,400 and $1,946, respectively which can be carried forward indefinitely to offset its taxable income. The Company has provided for a full valuation allowance against the deferred tax assets of $9,484 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-12

The PRC

GMC(SZ) is subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%. . For the six months ended June 30, 2015 and 2014, GMC(SZ) incurred an operating loss of $7,633 and $8,320, respectively which can be carried forward to offset its taxable income. The net operating loss carryforwards begin to expire in 2018, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $9,840 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

GRSB and GGASB are subject to the Malaysia Corporate Tax Laws at a progressive income tax rate starting from 20% on the assessable income for its tax year. For the six months ended June 30, 2015 and 2014, GRSB and GGASB incurred an aggregated operating loss of $35,166 and $37,396, respectively which can be carried forward indefinitely to offset its taxable income.. The Company has provided for a full valuation allowance against the deferred tax assets of $17,9244 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of June 30, 2014 and December 31, 2014:

	As of
	June 30, 2015	December 31, 2014
Deferred tax assets:
Net operating loss carryforwards
– Hong Kong	$9,484	$4,150
– The PRC	9,840	8,203
– Malaysia	17,924	15,480
	37,248	27,833
Less: valuation allowance	(37,248)	(27,833)

Deferred tax assets	$—	$—

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $37,248 as of June 30, 2015. During the six months ended June 30, 2015, the valuation allowance increased by $9,415, primarily relating to net operating loss carryforwards from the various tax regime.

NOTE—10       RELATED PARTY TRANSACTIONS

	Six months ended June 30,
	2015	2014
Business consulting and advisory service income
- Related party A	$10,324	$6,352
- Related party B	2,065	8,795

	12,389	15,147

Related party A and B are under common control of Ms. Chen Yanhong, the director of GMC(SZ), a wholly-owned subsidiary of the Company.

All of these related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

F-13

NOTE—11       SEGMENT INFORMATION

The Company operates two reportable business segments, as defined by ASC Topic 280:

•     Rental business – leasing of properties

•     Service business – provision of business consulting and advisory services

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company had no inter-segment sales for the periods presented. Summarized financial information concerning the Company’s reportable segments is shown as below:

	Six months ended June 30, 2015
	Rental business	Service business	Corporate	Total

Revenues
- related party	$—	$12,389	$—	$12,389
- non-related party	18,463	565,282	—	583,745

Total revenues	18,463	577,671	—	596,134
Cost of revenues	(3,474)	(189,240)	—	(192,714)

Gross income	14,989	388,431	—	403,420
Depreciation and amortization	16,162	1,868	75	18,105
Net (loss) income	(20,347)	348,830	(32,400)	296,083
Total assets	1,176,923	223,713	39,784	1,440,420
Expenditure for long-lived assets	$7,890	$38,710	$49,820	$96,420

	Six months ended June 30, 2014
	Rental business	Service business	Corporate	Total

Revenues
- related party	$—	$15,147	$—	$15,147
- non-related party	12,128	5,804	—	17,932

Total revenues	12,128	20,951	—	33,079
Cost of revenues	(5,835)	(15,544)	—	(21,379)

Gross income	6,293	5,407	—	11,700
Depreciation and amortization	17,754	1,885	—	19,639
Net loss	(33,993)	(11,723)	(2,056)	(47,772)
Total assets	1,199,039	30,693	8,854	1,238,586
Expenditure for long-lived assets	$31,054	$—	$—	$31,054

F-14

NOTE—12       CONCENTRATIONS OF RISKS

(a)           Major customers

For the six months ended June 30, 2015, the customers who accounted for 10% or more of the Company’s revenues is presented as follows:

	Six months ended June 30, 2015		June 30, 2015
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$174,547	29%	$—
Customer B	150,000	25%	—
Customer C	140,000	23%	—

Total:	$464,547	77%	$—

For the six months ended June 30, 2014, the customer who accounted for 10% or more of the Company’s revenues is presented as follows:

	Six months ended June 30, 2014		June 30, 2014
	Revenues	Percentage of revenues	Trade accounts receivable

Customer D, related party	$8,795	27%	$—
Customer E, related party	6,352	19%	—
Customer F	6,125	18%	—
Customer G	6,003	18%	—

Total:	$27,275	82%	$—

(b)          Major vendors

For the six months ended June 30, 2015 and 2014, there was no vendor who accounted for 10% or more of the Company’s cost of revenues with no accounts payable balance at period-end.

(c)          Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in MYR and RMB and a significant portion of the assets and liabilities are denominated in MYR and RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$, MYR and RMB. If MYR and RMB depreciates against US$, the value of MYR and RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose it to substantial market risk.

F-15

(d)           Economic and political risks

Substantially all of the Company’s services are conducted in Malaysia, the PRC and Asian region. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in Malaysia. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations in Malaysia.

The Company‘s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company‘s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE—13       COMMITMENTS AND CONTINGENCIES

The Company leases certain office premises in Malaysia and the PRC under operating leases that expire at various dates through August 2015. The leases, which cover a term of two years, generally provide for renewal options at specified rental amounts.

The aggregate lease expense for the six months ended June 30, 2015 and 2014 were $12,760 and $12,704, respectively.

As of June 30, 2015, the Company has future minimum rental payments of $4,270 for office premises due under various operating leases in the next twelve months.

NOTE—14       SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events“, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2015 up through the date the Company issued the consolidated financial statements with this Amendment No. 1 to Form 8-K. There was no subsequent event that required recognition or disclosure.

F-16

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

F-17

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

GREENPRO RESOURCES LIMITED

We have audited the accompanying consolidated balance sheets of Greenpro Resources Limited and its subsidiaries (the “Company”) as of December 31, 2014 and 2013 and the related consolidated statement of operations and comprehensive income, consolidated statement of stockholders’ equity and consolidated statement of cash flows for the years ended December 31, 2014 and 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2014 and 2013, and the consolidated results of its operations and its consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered from continuous losses with an accumulated deficit as of December 31, 2014 and experienced negative cash flows from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HKCMCPA Company Limited
HKCMCPA Company Limited Certified Public Accountants Hong Kong, China September 30, 2015

F-18

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND 2013

(Currency expressed in United States Dollars (“US$”))

	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$78,357	$25,047
Prepayments and other receivables	15,600	28,486

Total current assets	93,957	53,533

Non-current assets:
Property, plant and equipment, net	1,086,592	1,162,468
Intangible assets, net	3,428	3,317
Cash surrender value of life insurance	16,545	2,831

TOTAL ASSETS	$1,200,522	$1,222,149

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Amounts due to related companies	$48,037	$545
Amounts due to directors	494,253	481,897
Current portion of long-term bank loans	15,067	15,160
Accrued liabilities and other payables	60,099	52,288

Total current liabilities	617,456	549,890

Non-current liabilities
Long-term bank loans	742,772	772,700

Total liabilities	1,360,228	1,322,590

Commitments and contingencies

Stockholders’ deficit:
Issued capital, 50,000 shares authorized, US $1 par value, 2 shares issued and outstanding, as of December 31, 2014 and 2013, respectively	2	2

Accumulated other comprehensive loss	(9,540)	(1,781)
Accumulated deficit	(150,168)	(98,662)

Total stockholders’ deficit	(159,706)	(100,441)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,200,522	$1,222,149

See accompanying notes to the consolidated financial statements.

F-19

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Currency expressed in United States Dollars (“US)

	Years ended December 31,
	2014	2013

REVENUES, NET
- Rental income	$31,071	$—
- Business consulting and advisory service income
- related party	28,672	—
- non-related party	139,905	12,110

Total revenues	199,648	12,110

COST OF REVENUES
- Cost of rental	(9,706)	—
- Cost of service
- related party	—	(6,295)
- non-related party	(106,391)	(1,344)

	(116,097)	(7,639)

GROSS PROFIT	83,551	4,471

OPERATING EXPENSES:
General and administrative	(95,898)	(86,874)

LOSS FROM OPERATIONS	(12,347)	(82,403)

OTHER EXPENSES:
Interest expense	(39,159)	(16,259)

LOSS BEFORE INCOME TAX	(51,506)	(98,662)

INCOME TAX EXPENSE	—	—

NET LOSS	(51,506)	(98,662)

Other comprehensive loss:
- Foreign currency translation loss	(7,759)	(1,781)

COMPREHENSIVE LOSS	(59,265)	(100,443)

See accompanying notes to the consolidated financial statements.

F-20

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(51,506)	$(98,662)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	39,436	13,277
Surrender charge on life insurance	1,788	12,671
Changes in operating assets and liabilities:
Prepayments and other receivables	12,318	(28,718)
Accrued liabilities and other payables	5,166	35,744

Net cash provided by (used in) operating activities	7,202	(65,688)

Cash flows from investing activities:
Purchase of property, plant and equipment	(32,040)	(1,232,231)
Acquisition related costs of intangible assets	(336)	(3,374)
Payment for life insurance premium	(15,502)	(15,502)

Net cash used in investing activities	(47,878)	(1,251,107)

Cash flows from financing activities:
Advances from related companies	49,444	572
Advances from directors	16,855	512,228
Proceeds from bank borrowings	31,994	830,387
Repayment of bank borrowings	(13,741)	(3,827)

Net cash provided by financing activities	84,552	1,339,360

Effect of exchange rate changes in cash and cash equivalents	9,434	2,482

NET CHANGE IN CASH AND CASH EQUIVALENTS	53,310	25,047
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	25,047	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$78,357	$25,047

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income tax	$—	$—
Cash paid for interest	$37,385	$3,588

See accompanying notes to the consolidated financial statements.

F-21

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Currency expressed in United States Dollars (“US$”))

	Share capital		Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ deficit
	No. of share	Amount
Balance as of January 1, 2013	2	$2	$—	—	$2
Foreign currency translation adjustment	—	—	(1,781)	—	(1,781)
Net loss	—	—	—	(98,662)	(98,662)
Balance as of December 31, 2013	2	2	(1,781)	(98,662)	(100,441)
Foreign currency translation adjustment	—	—	(7,759)	—	(7,759)
Net loss	—	—	—	(51,506)	(51,506)
Balance as of December 31, 2014	2	$2	$(9,540)	$(150,168)	$(159,706)

See accompanying notes to the consolidated financial statements.

F-22

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Currency expressed in United States Dollars (“US$”))

1.      ORGANIZATION AND BUSINESS BACKGROUND

Greenpro Resources Limited (the “Company” or “GRBV”) was incorporated under the laws of the British Virgin Islands on July 3, 2012 with 50,000 ordinary shares authorized at a par value of $1 per share. As of December 31, 2014, GRBV has 2 ordinary shares issued and outstanding. The Company and its subsidiaries mainly engage in the provision of business consulting and advisory services and investment in land and buildings located in Asia Pacific Region, including Hong Kong, China and Malaysia.

Summary of the Company’s subsidiaries:

	Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1.	Greenpro Holding Limited (“GHL”)	Hong Kong July 22, 2013	100 issued shares of ordinary shares of HK$ 1 each	Investment holding

2.	Greenpro Financial Consulting Limited (“GFCL”)	Belize July 26, 2012	1 issued share of US$ 1 each	Provision of business consulting and advisory services and investment holding

3.	Greenpro Resources (HK) Limited (“GRL(HK)”)	Hong Kong April 5, 2012	1,075,002 issued share of HK$ 1 each	Investment holding

4.	Greenpro Resources Sdn. Bhd. (“GRSB”)	Malaysia April 26, 2013	1,000,000 issued shares of ordinary shares of MYR 1 each	Provision of business consulting and advisory services and investment in land and buildings

5.	Greenpro Global Advisory Sdn. Bhd. (“GGASB”)	Malaysia January 23, 2013	100,000 issued shares of ordinary shares of MYR 1 each	Provision of business consulting and advisory services

6.	Greenpro Management Consultancy (Shenzhen) Limited (“GMC(SZ)”)	The People’s of Republic China (“PRC”) August 30, 2013	RMB100,000 paid-in capital	Provision of corporate consulting services

GRBV and its subsidiaries are hereinafter referred to as the “Company”.

2.       GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2014, the Company suffered an accumulated deficit of $150,168 and working capital deficit of $523,499. The continuation of the Company as a going concern through December 31, 2015 is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

F-23

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Currency expressed in United States Dollars (“US$”))

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•	Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

•	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Expected useful life	Residual value
Leasehold land and buildings	50 years	—
Furniture and fixtures	3 - 10 years	5%
Office equipment	3 - 10 years	5%
Leasehold improvement	10 years	—

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Depreciation expense for the years ended December 31, 2014 and 2013 were $39,209 and $13,219, respectively.

•	Intangible assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the registration costs of trade marks registered in Hong Kong, the PRC, and Malaysia, which are amortized on a straight-line basis over a useful live of ten years.

Amortization expense for the years ended December 31, 2014 and 2013 were $227 and $58, respectively.

•	Impairment of long-lived assets

Long-lived assets primarily include property, plant and equipment, and intangible assets. In accordance with the provision of ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, the Company generally conducts its annual impairment evaluation to its long-lived assets, usually in the fourth quarter of each year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is measured at the reporting unit level. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment charge for the periods presented.

F-24

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Currency expressed in United States Dollars (“US$”))

•	Cash value of life insurance

The cash value of life insurance relates to the Company-owned life insurance policy on a general manager of the Company, which is stated at the cash surrender value of the contract.

•	Comprehensive loss

Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company’s accumulated other comprehensive loss consists of cumulative foreign currency translation adjustments.

•	Revenue recognition

The Company recognizes its revenue in accordance with ASC Topic 605, “Revenue Recognition”, upon the delivery of its products when: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

Revenue from rental of leasehold land and buildings are recognized on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased assets.

The Company leases its commercial office premises in Malaysia under various non-cancelable operating leases with terms of two to three years and renewal options. For the year ended December 31, 2014, the Company has recorded $31,988 in rental revenue, based upon its annual rental over the life of the lease under operating lease, using straight-line method.

As of December 31, 2014, the Company has the aggregate future minimum rental receivable under the non-cancelable leases over the next two years consisted of the followings:

Years ending December 31:
2015	$39,194
2016	25,596

Total	$64,790

Revenue from the provision of business consulting and advisory services is recognized when services are rendered and the collection of relevant receivables is probable.

•	Cost of revenues

Cost of revenue on rental shown on the accompanying statements of operations include costs associated with government rent and rates, repairs and maintenance, property insurance, and other related administrative costs. Property management fee and utility expenses are paid directly by tenants.

Costs of revenue on business consulting and advisory services primarily consist of employee compensation and related payroll benefits, company formation cost and professional fees directly attributable to cost in related to the business consulting and advisory services rendered.

•	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-25

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Currency expressed in United States Dollars (“US$”))

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in BVI, Belize, Hong Kong, Malaysia and China and is subject to tax in its own jurisdiction. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries maintain their books and record in a local currency, Malaysian Ringgit (“MYR”), Renminbi (“RMB”), and Hong Kong Dollars (“HK$”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity. The gains and losses are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the year ended December 31,
	2014	2013
Year-end MYR : US$1 exchange rate	3.5000	3.2913
Year-average MYR : US$1 exchange rate	3.2724	3.1372
Year-end RMB : US$1 exchange rate	6.1460	6.1104
Year -average RMB : US$1 exchange rate	6.1457	6.1905
Year -end HK$ : US$1 exchange rate	7.7577	7.7544
Year -average HK$ : US$1 exchange rate	7.7547	7.7564

•	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying consolidated statements of operation as the related employee service is provided.

•	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•	Segment reporting

The Company follows ASC 280 “Segment Reporting”, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. The Company’s chief operating decision maker evaluates performance and determines resource allocations based on a number of factors, the primary measure being income from operations of its operating companies. The Company’s operations currently include two business segments for the years ended December 31, 2014 and 2013.

F-26

GREENPRO RESOURCES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Currency expressed in United States Dollars (“US$”))

•	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, deposits, prepayments and other receivables, amount due to directors, amount due to related companies, accrued liabilities and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

-	Level 1 : Observable inputs such as quoted prices in active markets;

-	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

-	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

•	Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after January December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In June 2014, the FASB issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718).   The pronouncement was issued to clarify the accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The pronouncement is effective for reporting periods beginning after December 15, 2015. The adoption of ASU 2014-12 is not expected to have a significant impact on the Company’s consolidated financial position or results of operations.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements - Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which establishes management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and, if so, to provide related footnote disclosures. ASU 2014-15 provides a definition of the term “substantial doubt” and requires an assessment for a period of one year after the date that the financial statements are issued or available to be issued. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The guidance is effective for the annual periods ending after December 15, 2016 and interim periods thereafter with early adoption permitted. The Company is currently evaluating the impact the adoption of ASU 2014-15 on the Company’s financial statement presentation and disclosures.

In January 2015, the FASB issued ASU No. 2015-01 (Subtopic 225-20) - Income Statement - Extraordinary and Unusual Items.  ASU 2015-01 eliminates the concept of an extraordinary item from GAAP.  As a result, an entity will no longer be required to segregate extraordinary items from the results of ordinary operations, to separately present an extraordinary item on its income statement, net of tax, after income from continuing operations or to disclose income taxes and earnings-per-share data applicable to an extraordinary item.  However, ASU 2015-01 will still retain the presentation and disclosure guidance for items that are unusual in nature and occur infrequently.  ASU 2015-01 is effective for periods beginning after December 15, 2015.  The adoption of ASU 2015-01 is not expected to have a material effect on the Company’s consolidated financial statements.  Early adoption is permitted.

As of December 31, 2014, there is no recently issued accounting standards not yet adopted that would have a material effect on the Company’s consolidated financial statements.

F-27

4.	PROPERTY, PLANT AND EQUIPMENT, NET

	As of December 31,
	2014	2013

Leasehold buildings	$1,044,213	$1,013,227
Furniture and fixtures	69,418	69,418
Office equipment	10,359	9,809
Leasehold improvement	83,118	82,614

	1,207,108	1,175,068
Less: Accumulated depreciation	(52,428)	(13,219)
Foreign exchange translation	(68,088)	619

Total	$1,086,592	$1,162,468

Depreciation expense was $39,209 and $13,219 for the years ended December 31, 2014 and 2013, respectively.

5.	CASH SURRENDER VALUE OF LIFE INSURANCE

The Company has purchased insurance on the life of the General Manager of the Company. As beneficiary, the Company receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all benefits payable.   Net cash value of this life insurance is presented in the accompanying financial statement, net of surrender charge.

6.	AMOUNTS DUE TO RELATED COMPANIES

As of December 31, 2014 and 2013, the balances represented temporary advances made to the Company by various related companies controlled by the spouse of a director of the Company for working capital purpose. The amounts are unsecured, bears no interest and is payable upon demand.

7.	AMOUNTS DUE TO DIRECTORS

As of December 31, 2014 and 2013, the directors of the Company advanced the amount of $494,253 and $481,897, respectively to the Company, which is unsecured, bears no interest and is payable upon demand, for working capital purpose.

8.	LONG-TERM BANK LOANS

	As of December 31,
	2014	2013
Bank loans from financial institutions in Malaysia
Standard Chartered Saadiq Berhad	$453,556	$491,519
United Overseas Bank (Malaysia) Berhad	304,283	296,341
	757,839	787,860
Less: current portion	(15,067)	(15,160)

Bank loan, net of current portion	$742,772	$772,700

F-28

In May 2013, the Company obtained a loan in the principal amount of $495,170 (approximately MYR1,630,000) from Standard Chartered Saadiq Berhad, a financial institution in Malaysia to finance the acquisition of leasehold office units at Skypark One City, Selangor in Kulua Lumpur, Malaysia which bears interest at the base lending rate less 2.1% per annum with 300 monthly installments of $2,840 (approximately MYR9,300) each and will mature in May 2038. The mortgage loan is secured by (i) the first legal charge over the property, (ii) personally guaranteed by Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert, the directors of the Company, and (iii) corporate guaranteed by a related company which controlled by the directors of the Company.

In August 2013, the Company, through Mr. Lee Chong Kuang, the director of the Company, obtained a loan in the principal amount of $326,530 (approximately MYR1,075,000) from United Overseas Bank (Malaysia) Berhad, a financial institution in Malaysia to finance the acquisition of a leasehold office unit at Northpoint, Mid Valley City in Kulua Lumpur, Malaysia which bears interest at base lending rate less 2.2% per annum with 360 monthly installments of $1,645 (approximately MYR5,400) each and will mature in August 2043. The mortgage loan is secured by the first legal charge over the property.

Maturities of the long-term bank loans for each of the five years and thereafter following December 31, 2014 are as follows:

Years ending December 31:
2015	$15,067
2016	16,002
2017	16,864
2018	17,669
2019	18,512
Thereafter	673,725

Total	$757,839

For the years ended December 31, 2014 and 2013, the base lending rate is 6.85% per annum.

9.	INCOME TAXES

The income (loss) before income taxes of the Company for the years ended December 31, 2014 and 2013 were comprised of the following:

	For the year ended December 31,
	2014	2013

Tax jurisdictions from:
– BVI	$(187)	$(761)
– Belize	45,919	—
– Malaysia	(77,192)	(57,024)
– Hong Kong	(4,341)	(21,094)
– The PRC	(15,705)	(19,783)

Income (loss) before income taxes	$(51,506)	$(98,662)

F-29

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. During the periods presented, the Company has subsidiaries that operate in BVI, Belize, Hong Kong, the PRC, and Malaysia that are subject to tax in the jurisdictions in which they operate, as follows:

British Virgin Islands

Under the current BVI law, GRBV is not subject to tax on income. For the years ended December 31, 2014 and 2013, GRL incurred an operating loss of $187 and $761, respectively.

Belize

Under the current Laws of Belize, GFCL is registered as a Belizean International Business Corporation which is subject to 0%. For the years ended December 31, 2014 and 2013, GFCL generated a net operating income of $45,919 and $0, respectively.

Hong Kong

GHL and GRL(HK) are subject to Hong Kong Profits Tax, which is charged at the statutory income tax rate of 16.5% on its assessable income. For the years ended December 31, 2014 and 2013, GHL and GRL(HK) incurred an aggregated operating loss of $4,341 and $21,094, respectively which can be carried forward indefinitely to offset its taxable income. The Company has provided for a full valuation allowance against the deferred tax assets of $4,150 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The PRC

GMC(SZ) is subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%. For the years ended December 31, 2014 and 2013, GMC(SZ) incurred an operating loss of $15,705 and $19,783, respectively which can be carried forward to offset its taxable income. The net operating loss carryforwards begin to expire in 2018, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $8,203 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

GRSB and GGASB are subject to the Malaysia Corporate Tax Laws at a progressive income tax rate starting from 20% on the assessable income for its tax year. For the years ended December 31, 2014 and 2013, GRSB and GGASB incurred an aggregated operating loss of $77,192 and $57,024, respectively which can be carried forward indefinitely to offset its taxable income. The Company has provided for a full valuation allowance against the deferred tax assets of $15,480 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-30

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2014 and 2013:

	As of December 31,
	2014	2013
Deferred tax assets:
Net operating loss carryforwards
– Hong Kong	$4,150	$3,471
– The PRC	8,203	5,010
– Malaysia	15,480	8,350
	27,833	16,831
Less: valuation allowance	(27,833)	(16,831)

Deferred tax assets	$—	$—

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $27,833 as of December 31, 2014. During the year ended December 31, 2014, the valuation allowance increased by $11,002, primarily relating to net operating loss carryforwards from the various tax regime.

10.	PENSION COST

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Malaysia and the PRC. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. The total contributions made by the Company were $2,734 and $1,078 for the years ended December 31, 2014 and 2013, respectively.

11.	RELATED PARTY TRANSACTIONS

	Years ended December 31,
	2014	2013
Business consulting and advisory service income
- Related party A	$18,853	$—
- Related party B	8,787	—
- Related party C	1,032

	28,672	—
Cost of service
- Related party D	$—	$6,295

Related party A and B are under common control of Ms. Chen Yanhong, the director of GMC(SZ), a wholly-owned subsidiary of the Company.

Related party C is under common control of Mr. Loke Che Chan Gilbert, the director of the Company.

Related party D is under common control of Ms. Yap Pei Ling, the spouse of the director of the Company.

All of these related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

12.	SEGMENT INFORMATION

The Company operates two reportable business segments, as defined by ASC Topic 280:

•	Rental business – leasing of properties

•	Service business – provision of business consulting and advisory services

F-31

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 3). The Company had no inter-segment sales for the periods presented. Summarized financial information concerning the Company’s reportable segments is shown as below:

	Year ended December 31, 2014

	Rental business	Service business	Corporate	Total

Revenues
- related party	$—	$28,672	$—	$28,672
- non-related party	31,071	139,905	—	170,976

Total revenues	31,071	168,577	—	199,648
Cost of revenues
- related party	—	—	—	—
- non-related party	(9,706)	(106,391)	—	(116,097)

Gross income	21,365	62,186	—	83,551
Depreciation and amortization	35,440	3,769	225	39,434
Net (loss) income	(61,662)	14,685	(4,529)	(51,506)
Total assets	1,091,422	82,414	26,686	1,200,522
Expenditure for long-lived assets	$31,490	$550	$15,838	$47,878

	Year ended December 31, 2013

	Rental business	Service business	Corporate	Total
Revenues
- related party	$—	$—	$—	$—
- non-related party	—	12,110	—	12,110

Total revenues	—	12,110	—	12,110
Cost of revenues
- related party	—	(6,295)	—	(6,295)
- non-related party	—	(1,344)	—	(1,344)

Gross income	—	4,471	—	4,471
Depreciation and amortization	12,232	987	58	13,277
Net (loss) income	(21,802)	(55,005)	(21,855)	(98,662)
Total assets	1,154,565	41,430	26,154	1,222,149
Expenditure for long-lived assets	$1,213,519	$18,712	$18,876	$1,251,107

F-32

Most of the long-lived assets are located in Malaysia.

13.	CONCENTRATIONS OF RISKS

(a)       Major customers

For the year ended December 31, 2014, there was a single customer who accounted for 60% of the Company’s revenues with no accounts receivable balance at year-end.

For the year ended December 31, 2013, the customer who accounted for 10% or more of the Company’s revenues is presented as follows:

	Year ended December 31, 2013		December 31, 2013
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$4,590	38%	$—
Customer B	1,753	14%	—
Customer C	1,250	10%	—
Customer D	1,250	10%	—

Total:	$8,843	72%	$—

(b)        Major vendors

For the year ended December 31, 2014, there was no vendor who accounted for 10% or more of the Company’s cost of revenues with no accounts payable balance at year-end.

For the year ended December 31, 2013, there was a single vendor who accounted for 82% of the Company’s cost of revenues with no accounts payable balance at year-end.

(c)          Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in MYR and RMB and a significant portion of the assets and liabilities are denominated in MYR and RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$, MYR and RMB. If MYR and RMB depreciates against US$, the value of MYR and RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose it to substantial market risk.

(d)          Economic and political risks

Substantially all of the Company’s services are conducted in Malaysia, the PRC and Asian region. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in Malaysia. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations in Malaysia.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

14.	COMMITMENTS AND CONTINGENCIES

The Company leases certain office premises in Malaysia and the PRC under operating leases that expire at various dates through August 2015. The leases, which cover a term of two years, generally provide for renewal options at specified rental amounts.

F-33

The aggregate lease expense for the years ended December 31, 2014 and 2013 were $21,153 and $19,967, respectively.

As of December 31, 2014, the Company has future minimum rental payments of $16,922 for office premises due under various operating leases in the next twelve months.

15.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2014 up through the date the Company issued the consolidated financial statements with this Amendment No. 1 to Form 8-K. There was no subsequent event that required recognition or disclosure.

F-34

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02. Unregistered Sale of Equity Securities

The disclosure provided under Item 2.01 above is hereby incorporated by reference.

Item 9.01	Financial Statements And Exhibits

(a)          Financial Statements of Business Acquired.

The financial statements and selected financial information relating to Greenpro Resources Limited are included in the section entitled “Management’s Discussion and Analysis” and “Financial Statements and Supplementary Data” beginning on pages 22 and F-1, respectively, and are herein incorporated by reference.

(b)          Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheets is based on the historical balance sheets of Greenpro Capital Corp. (GRNQ) and Greenpro Resources Limited (GRBV), giving effect to GRNQ’s acquisition of GRBV as if the transaction had occurred on June 30, 2015. The unaudited pro form condensed combined statement of operations for the year ended December 31, 2014 and the six months ended June 30. 2015 are based on the historical statements of operations of GRNQ and GRBV, giving effect GRNQ’s acquisition of GRBV as if the transaction had occurred on January 1, 2014. The historical information is derived from the audited financial statements of GRNQ and GRBV for the year ended December 31, 2014 and the unaudited financial statements for the six months ended June 30, 2015.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined financial position or combined results of operations in future periods or the results that actually would have been realized had GRBV and GRNQ been a combined entity during the specified periods. The unaudited pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with GRBV’s historical consolidated financial statements for the years ended December 31, 2014 and 2013 included elsewhere in this Current Report on Amendment No. 1 to Form 8-K as an exhibit filed with SEC herewith and the financial statements of GRNQ included in its Quarterly Transition Report on Form 10-QT for the two months ended December 31, 2014 and its Annual Report on Form 10-K for the year ended October 31, 2014.

The unaudited pro forma condensed combined financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on June 30, 2015, nor do the purport to project the results of operations or financial position of the combined entity for any future period or as of any date, respectively.

These unaudited pro forma condensed combined financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between GRBV and GRNQ since such amounts, if any, are not presently determinable.

4235

GREENPRO RESOURCES LIMITED

AND

GREENPRO CAPITAL CORP.

INDEX TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

F-35

GREENPRO RESOURCES LIMITED AND GREENPRO CAPITAL CORP.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Historical			Pro Forma
	Greenpro Resources Ltd.	Greenpro Capital Corp.		Adjustments	Combined
	(historical)	(historical)
ASSETS
Current assets:
Cash and cash equivalents	$322,887	$104,794		$—	$427,681
Accounts receivable	29,281	—		—	29,281
Prepayments and other receivables	13,150	29,182		—	42,332
Amounts due from related companies	—	1,286,200	(c)	(88,848)	1,197,352

Total current assets	365,318	1,420,176		(88,848)	1,696,646

Non-current assets:
Property, plant and equipment, net	998,048	31,539		—	1,029,587
Intangible assets, net	3,353	—		—	3,353
Cash surrender value of life insurance	34,991	—		—	34,991
Other non-current asset – related party	38,710	—		—	38,710

TOTAL ASSETS	$1,440,420	$1,451,715		$(88,848)	$2,803,287

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Amounts due to related companies	$115,583	$—	(c)	$(88,848)	$26,735
Amounts due to directors	472,665	954		—	473,619
Loan from shareholders	—	1,170,968		—	1,170,968
Current portion of long-term bank loans	14,491	—		—	14,491
Accrued liabilities and other payables	53,999	50,906		—	104,905

Total current liabilities	656,738	1,222,828		(88,848)	1,709,718

Non-current liabilities
Long-term bank loans	681,197	—		—	681,197

Total liabilities	1,337,935	1,222,828		(88,848)	2,471,915

Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 31,492,800 shares issued and outstanding	2	2,242	(a)(b)	905	3,149
Additional paid-in capital	—	686,958	(a)(b)	(905)	686,053
Accumulated other comprehensive loss	(43,432)	—		—	(43,432)
Retained earnings (accumulated deficit)	145,915	(460,313)		—	(314,398)

Total stockholders’ equity	102,485	228,887		—	331,372

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,440,420	$1,451,715		$(88,848)	$2,803,287

F-36

(a)	To reclassify Greenpro Resources Limited‘s common stock to Additional paid-in capital.

(b)	To reflect the issuance of 9,070,000 shares of common stock of Greenpro Capital Corp. for the acquisition of all of the issued and outstanding capital stock of Greenpro Resources Limited.

(c)	To eliminate the current account balances between Greenpro Capital Corp. and Greenpro Resources Limited and its subsidiary, Greenpro Holding Limited.

See accompanying notes to unaudited pro forma condensed combined financial statements.

F-37

GREENPRO RESOURCES LIMITED AND GREENPRO CAPITAL CORP.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Historical		Pro Forma
	Greenpro Resources Ltd.	Greenpro Capital Corp.	Adjustments	Combined
	(historical)	(historical)
REVENUES, NET
- Rental income	$18,463	$3,097	$—	$21,560
- Business consulting and advisory service income
- related party	12,389	—	—	12,389
- non-related party	565,282	62,496	—	627,778

	596,134	65,593	—	661,727
COST OF REVENUES
- Rental	(3,474)	—	—	(3,474)
- Cost of service	(189,240)	—	—	(189,240)

	(192,714)	—	—	(192,714)
GROSS PROFIT	403,420	65,593	—	469,013

OPERATING EXPENSES:
General and administrative expenses	(59,321)	(324,158)	—	(383, 479)

INCOME (LOSS) FROM OPERATIONS	344,099	(258,565)	—	85,534

OTHER INCOME (EXPENSES):

Interest income	379	—	—	379
Interest expense	(48,395)	—	—	(48,395)

	(48,016)	—	—	(48,016)

INCOME (LOSS) BEFORE INCOME TAX	296,083	(258,565)	—	37,518

Income tax expense	—	—	—	—

NET INCOME (LOSS)	$296,083	$(258,565)	$—	$37,518

Net income (loss) per share – Basic and diluted	—	(0.01)	—	0.00
Weighted average number of shares issued and outstanding – Basic and diluted	—	22,422,800	9,070,000	31,492,800

See accompanying notes to unaudited pro forma condensed combined financial statements.

F-38

GREENPRO RESOURCES LIMITED AND GREENPRO CAPITAL CORP.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(Currency expressed in United States Dollars (“US$“), except for number of shares)

	Historical		Pro Forma
	Greenpro Resources Ltd.	Greenpro Capital Corp.	Adjustments	Combined
	(historical)	(historical)
REVENUES, NET
- Rental income	$31,701	$—	$—	$31,071
- Business consulting and advisory service income
- related party	28,672	—	—	28,672
- non-related party	139,905	3,613	—	143,518

	199,648	3,613	—	203,261
COST OF REVENUES
- Rental	(9,706)	—	—	(9,706)
- Cost of service	(106,391)	(1,123)	—	(107,514)

	(116,097)	(1,123)	—	(117,220)
GROSS PROFIT	83,551	2,490	—	86,041

OPERATING EXPENSES:
General and administrative expenses	(95,898)	(178,351)	—	(274,249)

LOSS FROM OPERATIONS	(12,347)	(175,861)	—	(188,208)

OTHER EXPENSES:

Interest expense	(39,159)	—	—	(39,159)

LOSS BEFORE INCOME TAX	(51,506)	(175,861)	—	(227,367)

Income tax expense	—	—	—	—

NET INCOME (LOSS)	$(51,506)	$(175,861)	$—	$(227,367)

Net income (loss) per share – Basic and diluted	—	(0.01)	—	(0.01)
Weighted average number of shares issued and outstanding – Basic and diluted	—	22,422,800	9,070,000	31,492,800

See accompanying notes to unaudited pro forma condensed combined financial statements.

F-39

GREENPRO RESOURCES LIMITED AND GREENPRO CAPITAL CORP.

 NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

 AS OF JUNE 30, 2015

 (Currency expressed in United States Dollars (“US$”))

NOTE — 1      BASIS OF PRESENTATION

Acquisition of Greenpro Resources Limited recognized as an acquisition under common control

On July 29, 2015, GRNQ entered into a Sale and Purchase Agreement (the “Agreement”) with GRBV and the stockholders of GRBV to purchase 100% of the issued and outstanding shares and the assets of GRBV. Pursuant to the Agreement, GRNQ agreed to issue 9,070,000 shares of its restricted common stock at $0.35 per share to the stockholders of GRBV and pay $25,500 in cash, representing an aggregate purchase consideration of $3,200,000. The number of common shares issued represented approximately 28.8% of the issued and outstanding common stock immediately after the consummation of the Agreement.

Mr. Lee Chong Kuang is the Chief Executive Officer, director and shareholder of GRNQ and GRBV. Mr. Loke Che Chan, Gilbert is the Chief Financial Officer, director and shareholder of GRNQ and GRBV. As a result of this common ownership and in accordance with the FASB Accounting Standards Codification Section 805 “Business Combination”, the transaction is being treated as a combination between entities under common control and is accounted for in a manner similar to the pooling-of-interest method. The recognized assets and liabilities were transferred at their carrying amounts at the date of the transaction. Further, the companies will be combined retrospectively for prior year comparative information as if the transaction had occurred on January 1, 2014.

Assumptions of pro forma combined financial statements

The unaudited pro forma condensed combined balance sheets is based on the historical balance sheets of GRNQ and GRBV, giving effect to GRNQ’s acquisition of GRBV as if the transaction had occurred on June 30, 2015. The unaudited pro form condensed combined statement of operations for the year ended December 31, 2014 and the six months ended June 30. 2015 are based on the historical statements of operations of GRNQ and GRBV, giving effect GRNQ’s acquisition of GRBV as if the transaction had occurred on January 1, 2014. The historical information is derived from the audited financial statements of GRNQ and GRBV for the year ended December 31, 2014 and the unaudited financial statements for the six months ended June 30, 2015.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined financial position or combined results of operations in future periods or the results that actually would have been realized had GRBV and GRNQ been a combined entity during the specified periods. The unaudited pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with GRBV’s historical consolidated financial statements for the years ended December 31, 2014 and 2013 included elsewhere in this Current Report on Amendment No. 1 to Form 8-K as an exhibit filed with SEC herewith and the financial statements of GRNQ included in its Quarterly Transition Report on Form 10-QT for the two months ended December 31, 2014 and its Annual Report on Form 10-K for the year ended October 31, 2014.

The unaudited pro forma condensed combined financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on June 30, 2015, nor do the purport to project the results of operations or financial position of the combined entity for any future period or as of any date, respectively.

These unaudited pro forma condensed combined financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between GRBV and GRNQ since such amounts, if any, are not presently determinable.

F-40

NOTE —2      PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements have been prepared as if the acquisition was completed on June 30, 2015 for combined balance sheet purpose and for the six months ended June 30, 2015 for combined statement of operations and comprehensive income purpose and reflects the following pro form adjustments:

(a)	To reclassify Greenpro Resources Limited’s common stock to Additional paid-in capital.

Common stock: $0.0001 par value	(2)

Additional paid-in capital	2

(b)	To reflect the issuance of 9,070,000 shares of common stock of Greenpro Capital Corp. for the acquisition of all of the issued and outstanding capital stock of Greenpro Resources Ltd.

Common stock: $0.0001 par value	907

Additional paid-in capital	(907)

(c)	To eliminate the current account balances between Greenpro Capital Corp. and Greenpro Resources Limited and its subsidiaries, Greenpro Holding Limited and Greenpro Financial Consulting Limited.

Amount due from related companies	(88,848)

Amounts due to related companies	88,848

F-41

(d)	Exhibits.

Exhibit No.	Description

2.1	Sale and Purchase Agreement, dated as of July 29, 2015, between Greenpro Capital Corp. and Greenpro Resources Limited (1)
2.2	Sale and Purchase Agreement, dated as of July 31, 2015, between Greenpro Capital Corp. and Ms Yap Pei Ling (2)
2.3	Sale and Purchase Agreement, dated as of July 31, 2015, between Greenpro Capital Corp. and Ms Chen Yan Hong (2)
2.4	Sale and Purchase Agreement, dated as of July 31, 2015, between Greenpro Capital Corp. and Mr Cheng Chi Ho and Ms Wong Kit Yi (2)
10.1	Employment Contract dated August 28, 2014, by and between the Company and Loke Che Chan, Gilbert*
10.2	Employment Contract dated August 28, 2014, by and between the Company and Lee Chong Kuang*

*Filed herewith

(1)	Incorporated herein by reference to Exhibit 2.1 to that certain Amendment No. 1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2015.

(2)	Incorporated herein by reference to that certain Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2015.

42

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
Dated: September 30, 2015

	By:	/s/ Lee Chong Kuang
Lee Chong Kuang
Chief Executive Officer, President, Director (Principal Executive Officer)

Dated: September 30, 2015	By:	/s/ Loke Che Chan, Gilbert
Loke Che Chan, Gilbert
Chief Financial Officer, Secretary, Treasurer, Director (Principal Financial Officer, Principal Accounting Officer)

43